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EL PASO ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

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The Electric Company®
El Paso Electric

2015 Proxy Statement

EL PASO ELECTRIC COMPANY

100 N. Stanton Street
El Paso, Texas 79901
(915) 543-5711

April 17, 2015

Dear Shareholder:

The Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton Street, El Paso, Texas 79901, on May 28, 2015 at 10:00 a.m., Mountain Daylight Time.

The purpose of the Annual Meeting is to give shareholders an opportunity (i) to vote on the election of Class III Directors; (ii) to consider and act upon the recommendation of the Board of Directors (the “Board”) to ratify the selection of KPMG LLP as El Paso Electric Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and (iii) to approve, by a non-binding advisory vote, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote.

Information concerning these matters is set forth in the accompanying Notice of the Meeting and Proxy Statement. Your Board recommends that you vote “FOR” proposals one, two and three, as explained in the enclosed Proxy Statement.

Your vote is important. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly.

Sincerely,

Thomas V. Shockley, III
Chief Executive Officer

EL PASO ELECTRIC COMPANY

100 N. Stanton Street
El Paso, Texas 79901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of El Paso Electric Company:

The Annual Meeting of Shareholders of El Paso Electric Company will be held at the Stanton Tower Building, located at 100 N. Stanton Street, El Paso, Texas 79901, on May 28, 2015, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

(1)	To give shareholders an opportunity to vote on the election of Class III Directors;
(2)	To consider and act upon the recommendation of the Board to ratify the selection of KPMG LLP as El Paso Electric Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;
(3)	To approve, by a non-binding advisory vote, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote; and
(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board knows of no matter, other than those set forth in the paragraphs above (which are discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.

The Board has fixed the close of business on March 30, 2015, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

The Board has made these materials available to you on the Internet or, at your direction, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting. Shareholders are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

As owners of El Paso Electric Company, your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible. If you attend the meeting and decide to vote in person, you may revoke your proxy. Shareholders attending the meeting whose shares are registered in the name of a broker and who intend to vote in person should bring an affidavit of ownership from such broker so that beneficial ownership can be verified without delay on the meeting date.

On behalf of the Board, thank you for your participation in this important annual process.

By Order of the Board of Directors,

Jessica Goldman
Corporate Secretary

April 17, 2015

YOUR VOTE IS IMPORTANT
PLEASE MARK, SIGN, DATE AND
RETURN YOUR PROXY CARD PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.
THANK YOU.

El Paso Electric Company 2015 Proxy Statement

El Paso Electric Company 2015 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING INFORMATION

Thursday, May 28, 2015 10:00 a.m. (Mountain Daylight Time)	Stanton Tower Building 100 N. Stanton Street El Paso, TX 79901

Record Date:   March 30, 2015

Voting:

•	Shareholders as of the record date are entitled to vote.
•	Please vote your shares as soon as possible. Your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
•	Registered holders may vote via the Internet, by telephone, in person at the annual meeting, or, if they received a printed copy of these proxy materials, by mail, and beneficial shareholders may vote in accordance with the instructions they receive from the bank, broker or other person who is the holder of record of their shares.

Attending the
Annual Meeting:

•	The meeting starts at 10:00 a.m. (Mountain Daylight Time). You will be required to present either a Notice of Internet Availability of Proxy Materials or the admission ticket enclosed with the paper copy of the proxy materials.
•	You do not need to attend the Annual Meeting of Shareholders to vote if you submitted your proxy in advance of the meeting.
Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:
using the Internet at www.proxyvote.com	• • • • • • • • • • • • • • • • • • • •	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903
• • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • • •

scanning this QR code to vote with your mobile device		mailing your signed proxy card

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Voting Recommendation	Page Reference (for more detail)
Management proposals
Election of four Class III directors	FOR EACH DIRECTOR NOMINEE	3
Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2015	FOR	13
Advisory vote on executive compensation	FOR	14

El Paso Electric Company 2015 Proxy Statement               i

BOARD NOMINEES AND CONTINUING DIRECTORS

The following table provides summary information about each director nominee and continuing director.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	EC	EREC	NCG	PPCR	SC	Qualifications & Skills
NOMINEES FOR CLASS III DIRECTORS (TERM EXPIRING IN 2018)
James W. Harris	68	1996	Managing Partner of OP Food Products, LLC and Managing Partner of Harris Financial Advisors, LLC									• corporate finance and accounting • corporate governance • regulated financial
Woodley L. Hunt	69	2012	Executive Chairman, Hunt Companies, Inc.									• corporate finance and accounting • governmental affairs • knowledge of Texas communities • non-profit • real estate
Stephen N. Wertheimer	64	1996	Managing Director and Founding Partner, W Capital Partners									• corporate finance and accounting • corporate governance • regulated financial
Charles A. Yamarone	56	1996	Managing Director, Houlihan Lokey									• corporate finance and accounting • legal • regulated financial
CLASS I DIRECTORS (TERM EXPIRING IN 2016)
John Robert Brown	70	2003	Owner and President, Brownco Capital, LLC									• consumer retail and marketing • corporate finance and accounting • governmental affairs • knowledge of Texas communities
James W. Cicconi	62	1997	Senior Executive Vice President of External and Legislative Affairs, AT&T Services, Inc.									• governmental affairs • legal • telecommunications
Patricia Z. Holland-Branch	71	1997	Owner, Chairman and Chief Executive Officer of The Facilities Connection, Inc.									• consumer retail and marketing • governmental affairs • knowledge of Texas communities
Thomas V. Shockley, III	70	2010	Chief Executive Officer, El Paso Electric Company and Ex-Officio member of the Committees of the Board									• regulated utility • utility operations
CLASS II DIRECTORS (TERM EXPIRING IN 2017)
Catherine A. Allen	68	2009	Founder, Chairman and CEO, The Santa Fe Group									• knowledge of New Mexico communities • non-profit • strategic planning • technology
Edward Escudero	44	2012	President and CEO, High Desert Capital LLC									• consumer retail and marketing • corporate finance and accounting • knowledge of Texas communities • regulated utility • utility operations
Eric B. Siegel	57	1996	Retired Limited Partner, Apollo Advisors, LP and Consultant and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club									• corporate finance and accounting • legal • regulated financial • strategic planning
MEETINGS IN 2014					12	11	0	4	2	4	1
Chairperson
Member
Financial Expert
AC	Audit Committee
CC	Compensation Committee
EC	Executive Committee
EREC	Energy Resources and Environmental Committee
NCG	Nominating and Corporate Governance Committee
PPCR	Public Policy and Corporate Reputation Committee
SC	Security Committee

ii                El Paso Electric Company 2015 Proxy Statement

EL PASO ELECTRIC COMPANY

100 N. Stanton Street
El Paso, Texas 79901
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 28, 2015

GENERAL

The accompanying proxy is solicited on behalf of the Board for use at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 28, 2015, at 10:00 a.m., Mountain Daylight Time, at El Paso Electric Company’s (the “Company”) principal offices, and at any adjournment thereof. The Company’s principal offices are located at the Stanton Tower Building, 100 N. Stanton Street, El Paso, Texas 79901.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, fax or other electronic means by the Board, officers, employees and agents of the Company. To assist in the solicitation, the Company has engaged Georgeson Inc. for a fee of $6,500 plus out-of-pocket expenses. The Company will also reimburse brokers, banks and other persons for reasonable expenses in forwarding the Notice of the Meeting to beneficial owners and forwarding printed proxy materials by mail to beneficial owners who specifically request them.

This Proxy Statement and the accompanying form of proxy are first being made available on the Internet to shareholders of the Company on or about April 17, 2015.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

At the close of business on March 30, 2015, the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 40,389,970 shares of its common stock (the “Common Stock”).

Each outstanding share of Common Stock is entitled to one vote. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted.

Assuming a quorum is present, directors are elected by a plurality of the votes cast at the meeting. Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of “withhold” votes than “for” votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our Board. Please see “Corporate Governance—Majority Voting Policy” below for further details on our majority voting policy.

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and represented in person or by proxy at the meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The outcome of the advisory vote on the Company’s executive compensation will not be binding on the Board. Therefore,

there is no “required vote” on this resolution. The Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining how to proceed following such vote. The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our Named Executive Officers (“NEOs”).

A shareholder of record having the right to vote may vote either in person or by proxy. A shareholder of record may vote by proxy over the Internet by following the instructions provided in the Notice of the Meeting, or if the shareholder requests printed copies of the proxy materials by mail, the shareholder may also vote by mail or by telephone.

A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company an instrument in writing revoking the proxy, delivering a duly executed proxy bearing a later date, or attending the meeting and voting in person. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy form, the shares will be voted in accordance with the specification so made. If a proxy is properly executed and returned, but no choice is specified, the shares will be voted “FOR” each director nominee and “FOR” each of proposals two and three. With respect to any other matters that will come before the Annual Meeting, the proxy will be voted in the discretion of the proxy holder. If no proxy is returned by a

El Paso Electric Company 2015 Proxy Statement               1

shareholder of record, the shares represented by such proxy will not be voted.

The Board is not aware of any matter that will be presented at the Annual Meeting other than as set forth in the accompanying Notice. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company and its shareholders.

Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote “AGAINST” when determining whether a proposal has been approved. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when a beneficial owner who holds company stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.

The rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

The NYSE rules provide that the election of directors in an uncontested election, and the advisory vote on executive compensation are non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these proposals cannot exercise their discretionary authority to vote your shares for these proposals. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 is a routine item under the NYSE rules.

2                El Paso Electric Company 2015 Proxy Statement

PROPOSAL 1 –
ELECTION OF CLASS III DIRECTORS

Article III, Section 2, of the Company’s Bylaws (“Bylaws”) divides the Board into three classes, as equally as numerically possible, each of which is elected for a three-year term. The Board currently has eleven members, three to four in each class.

The shares represented by the accompanying proxy will be voted to elect the four nominees for Class III Directors as recommended by the Board, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board may recommend in place of such nominee.

Qualifications of Directors

The Board, acting through the Nominating and Corporate Governance Committee, is responsible for recommending to the shareholders a group of nominees that, taken together, have the experience, qualifications, attributes and skills to function effectively as a board. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to periodically review the composition of the Board in light of the current challenges and needs of the Company and determine whether to add or remove individuals “after considering issues of judgment, diversity, skills, background and experience.”

Four of the eleven current directors were originally appointed to the Board at the time of the Company’s emergence from bankruptcy in 1996. The various creditor and public constituencies at the time sought individuals with financial, regulatory and managerial skills that both represented a break with the past and an ability to direct a fragile entity back to viability. This core group of directors instituted policies that returned the Company’s debt to investment grade status within a short period and improved its posture with customers and regulators, which led to a substantial increase in the price of the Common Stock in succeeding years. During that period, as directors retired or as the needs of the Company evolved, the Board added other individuals with skills (such as knowledge of the local service areas and of legislative and regulatory affairs) that became more important as the Company stabilized and grew.

In addition to the characteristics common to all of our directors, which include integrity, a strong professional reputation and record of achievement in senior executive capacities, the Nominating and Corporate Governance Committee has included on our Board persons with diverse backgrounds and skills reflecting the needs of the Company. In presenting this year’s nominees, the Nominating and Corporate Governance Committee also considered the invaluable experience they have gained in dealing with the Company’s unique challenges over many years, their ability to work as a collegial group during intense and stressful periods in the past and their willingness to spend the time necessary to perform their roles despite other professional commitments.

The Nominating and Corporate Governance Committee considers the following additional factors as important qualifications and skills of each member of the current Board:

—	Experience in a broad range of occupations and industries, which provides differing viewpoints and expertise relating to execution of the Company’s business plan. These include consumer retail and marketing (Messrs. Brown, Escudero and Ms. Holland-Branch), telecommunications (Mr. Cicconi), regulated financial (Messrs. Harris, Siegel, Wertheimer and Yamarone), regulated utility (Messrs. Escudero and Shockley), non-profit (Ms. Allen and Mr. Hunt), technology (Ms. Allen), real estate (Mr. Hunt) legal (Messrs. Cicconi, Siegel and Yamarone) and corporate finance and accounting (Messrs. Brown, Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone); and
—	Geographic presence in and knowledge of the communities and constituencies served by the Company in Texas (Messrs. Brown, Escudero, Hunt and Ms. Holland-Branch) and New Mexico (Ms. Allen); and
—	Experience in areas applicable to service on the Board’s Committees, including corporate financial management and accounting (Messrs. Escudero, Hunt and Yamarone), governmental affairs (Messrs. Brown, Cicconi and Hunt and Ms. Holland-Branch), utility operations (Messrs. Escudero and Shockley), corporate governance (Messrs. Harris and Wertheimer) and strategic planning (Ms. Allen and Mr. Siegel).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
MESSRS. HARRIS, HUNT, WERTHEIMER AND YAMARONE,
AS CLASS III DIRECTORS.

El Paso Electric Company 2015 Proxy Statement               3

NOMINEES AND DIRECTORS
OF THE COMPANY

Included below is information about the nominees for election as directors and the existing directors who will continue in office after the Annual Meeting. The Board has concluded that the skills, qualifications and experience of each of the director nominees and continuing directors supports such nominee or director’s continued membership on the Company’s Board.

NOMINEES FOR CLASS III DIRECTORS (NEW TERM TO EXPIRE IN 2018)

James W. Harris

Managing Partner, OP Food Products, LLC and Harris Financial Advisors, LLC

Director since 1996

Mr. Harris, age 68, has served as the Managing Partner of OP Food Products, LLC since 2013 and Managing Partner of Harris Financial Advisors, LLC since 2013. From 1993 until 2013, Mr. Harris served as Founder and President of Seneca Financial Group Inc. Previously, Mr. Harris served as Managing Director at Lehman Brothers and Head of the Financial Restructuring Group. Before joining Lehman Brothers, he spent 10 years at Citibank, N.A. where he worked in the Bank’s Institutional Recovery Group and managed lending activities in the international and domestic banking groups. From 2001 to 2003, he was an adjunct professor at Columbia University's Graduate School of Business in New York. From 2006 to 2012, Mr. Harris was an adjunct professor at the Kenan-Flagler School of Business Administration at the University of North Carolina in Chapel Hill, North Carolina where he taught a course on Managing Business Turnarounds. Mr. Harris currently serves on the advisory board of the public radio station, WUNC, in Chapel Hill, North Carolina. He previously served as a director of Peregrine Systems Inc. and was a member of its audit committee. Mr. Harris has been a director of the Company since 1996 and serves on our Compensation, Executive, and Nominating and Corporate Governance Committees.

Woodley L. Hunt

Executive Chairman, Hunt Companies, Inc.

Director since 2012

Mr. Hunt, age 69, is Executive Chairman of the Board of Directors of Hunt Companies, Inc.’s affiliated companies (“Hunt”). Hunt is a national developer, investor and manager of real assets providing a broad range of services to public and private sector clients. For decades, Hunt has focused on the key areas of public-private partnerships, multifamily housing, military housing, community development, commercial and mixed-use development, land development, real asset investment management and property/asset management. In addition to his duties with Hunt, Mr. Hunt is chairman of the Texas Higher Education Strategic Planning Committee; a member of the board of directors for Complete College America; foundation trustee of the College for all Texans Foundation; member of the board of visitors of the University of Texas MD Anderson Cancer Center-Houston; founding chairman of the Borderplex Alliance in El Paso;

previously served as chairman of the Texas Business Leadership Council, where he now serves on the executive committee; member of the Texas Institute for Education Reform; member of the Texans for Education Reform; member of the Western Governors University Texas Advisory Board; member of the Paso del Norte Foundation; and board member of WestStar Bank. He was previously the vice chairman of The University of Texas System Board of Regents; board of directors of the University of Texas Investment Management Company; founding chairman of the Medical Centers of the Americas Foundation; chairman of the Texas Select Commission on Higher Education and Global Competitiveness; and was chairman of the Paso del Norte Health Foundation. He was a member of the board of directors and chairman of the finance committee of PNM Resources and has served on numerous other civic, non-profit and professional boards. Mr. Hunt has been a director of the Company since December 2012 and serves on our Compensation and Public Policy and Corporate Reputation Committees.

Stephen N. Wertheimer

Managing Director and Founding Partner, W Capital Partners

Director since 1996

Mr. Wertheimer, age 64, has been a Managing Director and Founding Partner of W Capital Partners since 2001. He has over 30 years of experience in investment banking and principal investments. Prior to founding W Capital Partners, Mr. Wertheimer served as a Managing Director of CRT Capital Group, LLC. He was a Founder and Managing Member of Water Capital Management from 1991 to 1997. From 1988 to 1991, he served as a Managing Director and the Group Head of Investment Banking-Asia of PaineWebber Incorporated. Prior to 1988, Mr. Wertheimer was a Managing Director at First Chicago Corporation, where he specialized in tax-structured domestic and international principal investments and was a Vice President with Bank of America’s tax financing group making equity investments for the parent corporation. Mr. Wertheimer has extensive board experience having served on the boards of over thirty companies, both public and private. Mr. Wertheimer is a member of the International Council of Advisors of the National Geographic Society. He is also a member of the board of directors of Dynacast International, Inc., Moosejaw Inc., and World Kitchen, Inc. Mr. Wertheimer has been a director of the Company since 1996 and serves as Chairman of our Energy Resources and Environmental Committee. He also serves as a member of our Audit, Executive, Nominating and Corporate Governance, and Security Committees.

4                El Paso Electric Company 2015 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY

Charles A. Yamarone

Managing Director, Houlihan Lokey

Chairman of the Board since 2015
Director since 1996

Mr. Yamarone, age 56, has been Managing Director of Houlihan Lokey since January 2014 where he has been a senior investment banker since November 2009. He currently manages the Capital Markets Group, providing leadership to a team of 25 professionals crafting customized financing solutions for the firm’s clients. Between 1991 and 2009, he was a senior officer of Libra Securities (“Libra”), an institutional broker dealer, and was involved in all areas of Libra’s business, including capital markets, corporate finance, sales and trading, research, legal, compliance and operations. Mr. Yamarone is a director of United Continental Holdings, Inc. (United Airlines), and was chairman of the compensation committee since United Airlines and Continental Airlines merged in 2010 until June 2014. He is currently a member of United Continental Holdings, Inc. executive and compensation committees. He had previously served on the Continental Airlines board of directors since 1995, where he was chairman of the human resources committee and a member of the corporate governance and social responsibility committee. He previously served as a director of four other public companies: Bally’s Grand, Inc., LIVE Entertainment, Merry-Go-Round Enterprises, Inc. and Vagabond Inns, Inc. Mr. Yamarone has been a director of the Company since 1996. In February 2015, Mr. Yamarone was appointed Chairman of the Board of Directors. He is Chairman of our Compensation Committee and he also serves as a member of our Audit, Energy Resources and Environmental, and Executive Committees. He is an ex-officio member of the Nominating and Corporate Governance, Public Policy and Corporate Reputation and Security Committees. As an ex-officio member, Mr. Yamarone has a standing invitation to attend these Board committee meetings, but he does not count for quorum purposes or vote on committee matters.

CLASS I DIRECTORS (TERM EXPIRING IN 2016)

John Robert Brown

Owner and President, Brownco Capital, LLC

Director since 2003

Mr. Brown, age 70, has been the Owner and President of Brownco Capital, LLC, a private investment company, since November 2007. From May 1992 to March 2008, Mr. Brown was the President and Chairman of the Board of Desert Eagle Distributing of El Paso, Inc., a distributor of Anheuser-Busch products in West Texas and Eastern New Mexico. He currently serves on the board of directors of WestStar Bank and the University of Texas at El Paso Development Board. He previously served on the Texas Tech University Board of Regents from 1995 until 2003 and served as chairman of the Board of Regents from 2001 until 2002. He also served as a commissioner for the Texas Parks and Wildlife Commission from 2003 until 2009. In 2010, Mr. Brown was inducted into the El Paso Business Hall of Fame. Mr. Brown has been a director of the Company since June 2003 and serves on our Audit, Energy Resources and Environmental, and Public Policy and Corporate Reputation Committees.

James W. Cicconi

Senior Executive Vice President for External and Legislative Affairs, AT&T Services, Inc.

Director since 1997

Mr. Cicconi, age 62, has been Senior Executive Vice President of External and Legislative Affairs for AT&T Services, Inc. since November 2005. Prior to that, Mr. Cicconi served as Executive Vice President for Law and Government Affairs and General Counsel of AT&T Corp. He served as a partner of Akin, Gump, Strauss, Hauer & Feld, LLP (“Akin Gump”) from 1991 to 1998. While practicing law at Akin Gump, Mr. Cicconi specialized in administrative and regulatory law, as well as federal legislation, representing a range of corporate clients. He was also involved in a number of significant transactions, including public sales, restructurings and acquisitions. Mr. Cicconi served as Deputy Chief of Staff to President George H. W. Bush and also served as the Senior Issues Advisor to President Bush’s 1988 and 1992 election campaigns. Mr. Cicconi has been a director of the Company since 1997 and serves as Chairman of our Public Policy and Corporate Reputation Committee. He also serves as a member of our Audit, and Executive Committees.

Patricia Z. Holland-Branch

Owner, Chairman and Chief Executive Officer,
The Facilities Connection, Inc.

Director since 1997

Ms. Holland-Branch, age 71, has been the Owner, Chairman and Chief Executive Officer of The Facilities Connection, Inc., headquartered in El Paso, Texas since 1986. The company provides its national and international clients with professional services, including interior design, project management, logistics, installation and order management services for contract furniture, demountable architectural walls and raised access flooring. She currently serves on the board of directors of the Borderplex Alliance, the advisory board for Texas Tech University Gayle Greve Hunt School of Nursing, the Sierra Providence Healthcare Network Women’s Advisory Group and is a former director for El Paso Hispanic Chamber of Commerce Foundation, Regional Economic Development Corporation, and El Paso Branch of the Federal Reserve Bank of Dallas as well as a past chairman of the board for the Greater El Paso Chamber of Commerce. Ms. Holland-Branch has been a director of the Company since 1997 and serves on our Energy Resources and Environmental, Public Policy and Corporate Reputation, and Security Committees.

El Paso Electric Company 2015 Proxy Statement               5

Thomas V. Shockley, III

Chief Executive Officer,
El Paso Electric Company

Director since 2010

Mr. Shockley, age 70, is CEO of El Paso Electric Company. He retired in 2004 after a lengthy career in the regulated utility industry. From 2000 to 2004, he served as the Vice Chairman and Chief Operating Officer of American Electric Power Company, Inc. (“AEP”), one of the largest electric utilities in the United States. From 1997 to 2000, Mr. Shockley was President and Chief Operating Officer of Central and South West Corporation, which combined with American Electric Power of Columbus, Ohio in 2000 to form AEP. He serves on the board of the Borderplex Alliance and University of Texas at El Paso Development Board. In his career, Mr. Shockley served in various other executive and management positions in the utility and energy industries. He previously served on the boards of directors of the Foundation Coal Company, Cellnet and on the board of Chase Energy Development. Mr. Shockley was appointed Interim Chief Executive Officer from January 2012 until May 2012, when he was elected Chief Executive Officer. Previously, he served on our Executive, External Affairs, and Energy Resources and Environmental Committees. Currently, he serves as ex-officio member of the Committees of the Board. As an ex-officio member, Mr. Shockley has a standing invitation to attend the Board committee meetings, but he does not count for quorum purposes or vote on committee matters.

CLASS II DIRECTORS (TERM EXPIRING IN 2017)

Catherine A. Allen

Founder, Chairman and Chief Executive Officer,
The Santa Fe Group

Director since 2009

Ms. Allen, age 68, has, since 1996, been the Founder, Chairman and Chief Executive Officer of The Santa Fe Group, a strategic consulting company providing services to financial institutions and related infrastructure companies in the areas of vendor risk management, cyber security and emerging technologies. Previously, Ms. Allen was a Vice President of Business Development and Alliances of Citicorp, where her responsibilities included developing and managing strategic alliances with technology and telecommunications companies for technology-based products and services. She sits on a number of non-profit boards including the University of Missouri Research and Development Committee, International Folk Art, Appleseed New Mexico Alliance, Communities in Schools, Valles Caldera Trust, Lensic Performing Arts Center, Museum of New Mexico Foundation, Women Corporate Directors, and is the board chair of the National Foundation for Credit Counseling. She is co-chair of the University of Missouri Capital Campaign Committee and she received an Honorary Doctorate of Humane Letters from the University of Missouri in 2005. She has received two Lifetime Awards for her service to the financial sector and technology, from U.S. Banker and the Executive Womens’ Forum. She was formerly CEO of BITS, a financial services consortium and non-profit industry association from 1997 to 2007. She is the author of four books. She served on the board of Stewart Title Guaranty Company, and continues to serve on the board of Synovus Financial Corporation and the advisory board for Houlihan Lokey. Ms. Allen joined our Board in May 2009 and serves as Chairman of our Security Committee. She also serves as a member of our Energy Resources and Environmental, Public Policy and Corporate Reputation, and Nominating and Corporate Governance Committees.

Edward Escudero

President and Chief Executive Officer, High Desert Capital LLC

Vice Chairman of the Board since 2015
Director since 2012

Mr. Escudero, age 44, is President and Chief Executive Officer of High Desert Capital LLC, a finance company specializing in providing various types of capital alternatives to small-to-mid-size companies a role he has held since 2008. Previously, Mr. Escudero was Executive Vice President and Chief Financial Officer of C&R Distributing, a major distributor of fuel and lubricants and the owner of various convenience stores in West Texas and Southern New Mexico. He also served as Secretary and Chief Financial Officer of Petro Stopping Centers, LP, where he held vital roles of managing various departments including accounting, legal, human resources, audit, financial planning and information systems. He serves on a number of community boards, including the Medical Center of the Americas Foundation, El Paso Community Foundation Investment Committee, WestStar Bank, El Paso Hispanic Chamber of Commerce and the University of Texas at El Paso Centennial Commission. Formerly, Mr. Escudero served on the El Paso Water Utility Public Service Board. Mr. Escudero has been a director of the Company since December 2012 and serves as Chairman of our Audit Committee. He also serves as a member of our Executive, Nominating and Corporate Governance, Public Policy and Corporate Reputation, and Security Committees. In February 2015, Mr. Escudero was appointed Vice Chairman of the Board of Directors.

Eric B. Siegel

Retired Limited Partner of Apollo Advisors, LP

Consultant and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club

Director since 1996

Mr. Siegel, age 57, is a retired Limited Partner of Apollo Advisors, LP ("Apollo") and has been an independent business consultant since 1995. Since 2004, Mr. Siegel has

6                El Paso Electric Company 2015 Proxy Statement

served as a consultant to and on the advisory board of the Milwaukee Brewers Baseball Club. He previously served as a Principal and was a Limited Partner of Apollo Advisors, LP (a predecessor to Apollo Management, LP) and Lion Advisors, LP. Prior to joining Apollo, Mr. Siegel was a partner of Irell & Manella LLP, a law firm practicing corporate law. He serves as the lead independent director and member of the nominating and governance committee of Ares Capital Corporation, where he has been a board member and a member of the audit committee since 2004. Mr. Siegel has previously served as a director of a number of public and private companies, including Kerzner International Limited ("Kerzner") where he was a director and chairman of its audit and compensation committees from April 1994 to 2006. He rejoined the Kerzner Board from 2008 until April 2014. He has been a director of the Company since 1996 and serves as Chairman of our Executive Committee and Chairman of our Nominating and Corporate Governance Committee. He also serves as a member of our Audit, Compensation, and Security Committees.

CORPORATE GOVERNANCE

Board Structure

Although not required by the Company’s Bylaws, since 1996, the offices of Chairman and Chief Executive Officer (“CEO”) of the Company have been held by different individuals. The Chairman of our Board, Mr. Yamarone, appointed after the resignation of Michael K. Parks from the Board in February 2015, is an independent director. Mr. Parks was also an independent director when he was our Chairman. Our CEO, Mr. Shockley, is the only member of management on the Board. We believe that this leadership structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management.

Corporate Governance Guidelines and Trading Policy

The Board has adopted the Corporate Governance Guidelines (the “Guidelines”) that, along with the charters of the Board Committees, provide the framework for the governance of the Company. The Board’s Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. The Guidelines are available on the Company’s website at www.epelectric.com. The website and its contents are not part of this Proxy Statement.

The Board believes that directors should hold meaningful equity ownership positions in the Company. Each non-employee director is expected to be a beneficial owner of shares of the Company’s Common Stock or common stock equivalents with a market value equivalent to at least three years’ annual cash retainer fees by the end of his or her second year of service on the Board. Each non-employee director with two years or more of service on the Board met this stock ownership guideline as of December 31, 2014. The guidelines for our executive officers are described in the Compensation Discussion and Analysis.

In addition, we prohibit our executive officers and directors from engaging in hedging activities related to Company shares such as trading options (for example, puts, calls and other derivatives) and also prohibit them from having Company shares in margin accounts.

Standards of Board Independence

The Guidelines, among other things, set forth categorical standards to assist the Board in making determinations of director independence in accordance with the rules of the NYSE. The Board makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although any director who meets the following criteria and the independence criteria of the NYSE is presumed to be independent (except for purposes of serving as a member of the Audit Committee, which requires that the director meet additional requirements), the Board may make an affirmative determination to the contrary based on its review of other factors. Under the Guidelines, the following persons will not be considered to be independent:

(i)	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were more than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year or $1 million.

(ii)	A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount more than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year or $1 million.
(iii)	A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were more than the greater of 2% of the law firm’s gross revenues for such fiscal year or $1 million.

El Paso Electric Company 2015 Proxy Statement               7

(iv)	A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was more than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year or $1 million.

After a review of all relevant factors and applying these categorical standards and the independence criteria of the NYSE, the Board has determined that:

—	Ms. Allen, Ms. Holland-Branch, and Messrs. Brown, Cicconi, Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone are independent; and
—	Mr. Shockley, who is serving as the Company’s CEO, is not independent.

In determining the independence of Mr. Cicconi, the Board took into account various bilateral payments, which are not material in amount, between the Company and AT&T (for which Mr. Cicconi serves as an executive) relating to utility services and property.

In determining the independence of Mr. Hunt, the Board took into account various bilateral payments, which are not material in amount, between the Company and Hunt Companies, Inc. (for which Mr. Hunt serves as an executive) relating to utility services extended to new developments.

In addition, the Board has determined that all members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “Act”).

Within the last three years, the Company has not made any charitable contributions to any charitable organization for which a director of the Company serves as an executive officer in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Majority Voting Policy

Our Board adopted a Majority Voting Policy (the “Policy”) in 2014, included in our Corporate Governance Guidelines, requiring director nominees to receive a majority of the votes cast (that is, each nominee must receive more “for” votes than “withhold” votes) in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the shareholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the shareholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

Any director who tenders his or her resignation pursuant to this Policy will not participate in the consideration of it by either the Nominating and Corporate Governance Committee or the Board. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. Pursuant to the Policy, the Board will nominate for directors only individuals who agree to comply with the Policy.

Board’s Role in Risk Oversight

It is the responsibility of senior management to identify, assess, and manage our exposure to risk inherent in the operation of the Company and the implementation of our strategic plan. The Board, however, plays an important role in overseeing management’s performance of these functions. In connection with its review of the operations of the Company’s business, the Board addresses the primary risks associated with various business decisions and operations. In addition, the Board reviews the risks associated with the Company’s strategic plan periodically throughout the year as part of its consideration of the strategic direction of the Company.

Each of the Board’s Committees also oversees the management of Company risks that fall within such Committee’s areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors.

The Company has an enterprise risk management program that was established in 2010. The Company’s Senior Vice President, Corporate Planning & Development and Chief

Compliance Officer, who reports directly to the Chief Executive Officer and has independent reporting access to the Board of Directors, is responsible for identifying, evaluating and enabling the development, implementation and monitoring of risk mitigation strategies.

Pursuant to its Charter, the Audit Committee oversees the operation of this enterprise risk management program, and the Senior Vice President, Corporate Planning & Development and Chief Compliance Officer and his team make periodic reports to the Audit Committee about the identified risks and the management controls and methodologies in place to manage those risks. In connection with its risk management role, the Audit Committee periodically meets privately with representatives from the Company’s internal auditors and its independent registered public accounting firm. The Audit Committee provides reports to the Board that include these activities.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive

8                El Paso Electric Company 2015 Proxy Statement

CORPORATE GOVERNANCE

compensation program, and the incentives created by the compensation awards that it approves, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The Nominating and Corporate Governance Committee assists the Board in overseeing risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

The Energy Resources and Environmental Committee assists the Board in overseeing risks associated with the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; reviewing and assessing the operations and needs of the Company’s transmission system; issues facing the Company from legislative and regulatory initiatives regarding climate change, emissions, renewables and alternative energy, and environmental issues, including compliance with applicable environmental laws and regulations.

The Public Policy and Corporate Reputation Committee assists the Board in overseeing risks relating to the Company’s legislative and regulatory affairs including, but not limited to, those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations.

In November 2014, the Board formed the Security Committee to enhance the Board's understanding and oversight of the systems policies, controls and procedures that management has put in place to (i) identify, manage and mitigate risks related to cybersecurity and physical security; (ii) respond to incidents with respect thereto; and (iii) protect critical infrastructure assets. The Committee will also assist in the Board’s assessment of the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security.

Business Conduct Policies

The Board has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, and the Vice President and Controller. A current copy of the Code of Ethics may be found on the Company’s website at www.epelectric.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to the Chief Executive Officer, the President, the Senior Vice President and Chief Financial Officer, the Vice President and Controller or persons performing similar functions will be disclosed by posting such information on the Company’s website at www.epelectric.com within five business days.

Current copies of the charters of the Audit, Compensation, Energy Resources and Environmental, Executive,

Nominating and Corporate Governance, Public Policy and Corporate Reputation, and Security Committees (the “Committee Charters”) may also be found on the Company’s website at www.epelectric.com.

Printed copies of the Guidelines, the Committee Charters and the Code of Ethics are available to any shareholder upon request. Requests for printed copies should be addressed to El Paso Electric Company, 100 N. Stanton Street, El Paso, Texas 79901, Attention: Office of the Secretary.

Shareholders and interested parties may correspond directly with non-management directors by writing to Eric B. Siegel, Chairman, Nominating and Corporate Governance Committee, P.O. Box 982, El Paso, Texas 79960.

NYSE Corporate Governance Listing Standards

The Company’s CEO must certify to the NYSE each year that he is not aware of any violation by the Company of NYSE corporate governance listing standards, qualifying the certification to the extent necessary. Such certification must be made within thirty days of the date of the Company’s annual shareholders’ meeting. The 2014 Annual CEO Certification was submitted to the NYSE timely and without qualification.

El Paso Electric Company 2015 Proxy Statement               9

DIRECTORS’ MEETINGS,
COMPENSATION, AND COMMITTEES

Meetings

The Board held six meetings in 2014 and held executive sessions at each meeting. The Chairman of the Board presides at the executive sessions. All directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served.

The Company does not have a formal policy regarding director attendance at Annual Meetings. All members of the Board except Mr. Wertheimer attended the 2014 Annual Meeting.

2014 Director Compensation

The table set forth below provides information regarding compensation paid to the non-employee directors of the Company. Mr. Shockley does not receive separate compensation for his Board service.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Name	(a)	(b)(c)	(d)
Allen, Catherine A.	$28,779	$170,598	$4,118	$203,495
Brown, John Robert	74,500	132,335	3,868	210,703
Cicconi, James W.	77,250	132,335	3,868	213,703
Escudero, Edward	9,750	224,729	4,125	238,604
Harris, James W.	61,060	132,335	3,868	197,263
Holland-Branch, Patricia Z.	14,000	189,997	4,183	208,180
Hunt, Woodley L.		212,371	4,212	216,583
Parks, Michael K.		455,571	5,753	461,324
Siegel, Eric B.	85,500	132,335	3,868	221,703
Wertheimer, Stephen N.		216,994	4,385	221,379
Yamarone, Charles A.	84,000	132,335	3,868	220,203
(a)	This column reports the amount of cash compensation earned in 2014 for Board and Committee service, based on the compensation policy described below. Annually, directors can elect to receive retainers and meeting fees in cash, stock or a combination of cash and stock. Messrs. Hunt, Parks and Wertheimer elected to receive this compensation in stock in 2014. Mr. Escudero, Ms. Allen and Ms. Holland-Branch elected to receive this compensation in a combination of cash and stock. The remaining directors elected to receive their compensation in cash.
(b)	This column represents the aggregate grant date fair value of awards granted in 2014 computed in accordance with FASB ASC Topic 718. Fair value for restricted stock is calculated using the closing price of our stock on the grant date. On May 29, 2014, the Board voted to revise the terms of the restricted stock awards granted to directors in lieu of cash for retainers and meeting fees. Stock elections by directors in lieu of cash for retainer and meeting fees are now fully vested and are expensed at fair value on the date of grant. As a result, the amounts in this column include the modification to 13,863 outstanding restricted stock awards at the time when the fair market value on the date of modification was $37.81 per share. For additional information on valuation assumptions, see Note G of Notes to the Financial Statements in the Company’s 2014 Annual Report on Form 10 K.
(c)	On May 29, 2014, each non-employee director received an award of 3,500 shares of restricted stock which cannot be sold until one year after the grant. These restricted stock awards had a per share grant date fair value of $37.81 and received cash dividends of $2,940. There were no other stock awards held by the non-employee directors at fiscal year-end.
(d)	The Company paid quarterly dividends of $0.265 per share on its Common Stock on March 31, 2014, and $0.28 per share on its Common Stock each quarter thereafter. Unvested restricted shares qualify as participating securities, and individuals awarded these shares received their respective cash dividends.

During 2014, compensation for non-employee directors consisted of the following:

(1)	Each non-employee director received an annual retainer of $40,000.
(2)	The Chairman of the Audit Committee received an additional annual fee of $10,000, and the chairman of each of the other Committees of the Board received an additional annual fee of $5,000. When a Committee Chairman is appointed during another time of year, the fee is pro-rated based on his/her days of service.
(3)	Each non-employee director who is a member of a Committee or who is invited to attend by the Committee

Chairman, received a meeting fee of $1,000 per meeting for each Board and Committee meeting (other than Audit Committee meetings) attended.

(4)	Each Audit Committee member or Board member invited to attend by the Audit Committee Chairman received a meeting fee of $1,500 per meeting for each Audit Committee meeting attended.
(5)	During 2014, the Chairman of the Board received an additional award of $150,000, which was paid in stock. In 2015, the Board voted to change the additional award for the Chairman of the Board to $100,000 payable in cash or stock. Also in 2015, the Board voted to appoint a Vice Chairman of the Board and set an additional award of $50,000 payable in cash or stock.

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DIRECTORS’ MEETINGS, COMPENSATION, AND COMMITTEES

(6)	Each non-employee director received an award of 3,500 shares of restricted stock. Restricted stock awarded to directors cannot be sold until one year after the grant.

Directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Non-employee directors are not eligible to participate in the executive incentive program, savings programs or any of the retirement programs for the Company’s employees. Other than as described in this section, there are no separate benefit plans for active directors.

The Company’s Restated Articles of Incorporation and Bylaws, as amended, provide for indemnification of the Company’s directors and executive officers up to the maximum extent provided by the Texas Business Organizations Code (“TBOC”), and the Company maintains director and officer liability insurance. The Company has indemnification agreements with each of the Company’s directors and executive officers.

Committees

The Board has the following standing Committees: Audit, Compensation, Nominating and Corporate Governance, Executive, Energy Resources and Environmental, Public Policy and Corporate Reputation, and Security.

During 2014, the Audit Committee was composed of Chairman Escudero and directors Brown, Cicconi, Parks, Siegel and Yamarone. Mr. Parks resigned from the Board in February 2015. In March 2015, Mr. Wertheimer joined the Audit Committee. The Audit Committee, which held twelve meetings in 2014, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and otherwise overseeing the Company’s financial reporting. The Audit Committee, in conjunction with senior management, also reviews the Company’s internal controls and disclosure controls and procedures. The roles and responsibilities of the Audit Committee are described in detail in a written charter adopted by the Board and amended on July 29, 2011. The Board has determined that each member of the Audit Committee meets the experience and independence requirements of the NYSE rules and Rule 10A-3(b)(1)(ii) under the Act. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has determined that Messrs. Escudero and Yamarone meet the criteria of Audit Committee financial experts under the SEC’s rules and are independent of management. Mr. Parks met the criteria of the Audit Committee financial expert while he served on the Audit Committee. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” below.

During 2014, the Compensation Committee was composed of Chairman Yamarone and directors Harris, Hunt, Parks and Siegel. The Board has determined that each member of this Committee is independent under the rules of the NYSE. Mr. Parks was independent under the rules of the NYSE while serving on the Compensation Committee until his resignation in February 2015. The Compensation Committee, which held eleven meetings in 2014, is responsible for evaluating and approving the compensation of executive officers and the Chairman of the Board. It also reviews and approves recommended Company-wide compensation increases for employees, as well as approves the adoption of collective bargaining agreements. The Compensation Committee is also responsible for evaluating, adopting and administering benefit plan programs. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board and amended on May 9, 2013. Additional information concerning the Compensation Committee’s process and procedures for the consideration and determination of executive compensation (including its engagement of compensation consultant Frederic W. Cook & Company, Inc. (“FW Cook”) appears under the caption “Compensation Discussion and Analysis” below.

During 2014, the Nominating and Corporate Governance Committee was composed of Chairman Siegel (appointed May 2014) and directors Allen, Escudero, Harris (who served as Chairman until May 2014), Parks and Wertheimer. Mr. Parks resigned in February 2015 and was not replaced on the Nominating and Corporate Governance Committee. The Board has determined that each member of this Committee is independent under the rules of the NYSE. Mr. Parks was independent under the rules of the NYSE while serving on the Nominating and Corporate Governance Committee until his resignation in February 2015. The Nominating and Corporate Governance Committee, which held two meetings in 2014, is responsible for identifying qualified individuals to serve as members of the Board, recommending directors for appointment to Committees, evaluating Board performance, and overseeing and setting compensation for the members of the Board. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board on November 13, 2003.

During 2014, the Energy Resources and Environmental Committee was composed of Chairman Wertheimer and directors Allen, Brown, Holland-Branch and Yamarone. The Energy Resources and Environmental Committee held four meetings in 2014. The Energy Resources and Environmental Committee is responsible for (i) reviewing and assessing the operations of the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; (ii) overseeing the affairs and operations of the Company and needs of the Company’s transmission system; (iii) determining whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations; and (iv) identifying existing and potential environmental issues facing the Company under federal, state and local law. The roles and

El Paso Electric Company 2015 Proxy Statement              11

responsibilities of the Energy Resources and Environmental Committee are described in detail in a written charter adopted by the Board on September 24, 2009 and amended on January 29, 2015.

During 2014, the Executive Committee was composed of Chairman Parks (appointed May 2014 until his resignation in February 2015) Cicconi, Harris and Wertheimer. In March 2015, Mr. Siegel was appointed Chairman and directors Escudero and Yamarone joined the Committee. The Executive Committee, which did not hold any meetings in 2014, consults with senior management on administrative matters and directs the strategic planning effort on behalf of the Board. The Executive Committee may exercise all powers of the Board (except as prohibited by TBOC) between meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board regarding the maximization of shareholder value. The roles and responsibilities of the Executive Committee are described in detail in a written charter adopted by the Board on July 15, 2004.

During 2014, the Public Policy and Corporate Reputation Committee was composed of Chairman Cicconi and directors Allen, Brown, Escudero (appointed as a committee member in May 2014), Holland-Branch and Hunt. The Public Policy and Corporate Reputation Committee, which held four meetings in 2014, is responsible for overseeing matters relating to the Company’s legislative and regulatory affairs including, but not limited to those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations. The roles and responsibilities of the Public Policy and Corporate Reputation Committee are described in detail in a written charter adopted by the Board and amended on July 26, 2013.

The Security Committee was established on November 20, 2014, and during 2014 was composed of Chairman Allen and directors Escudero, Holland-Branch, Siegel, and Wertheimer. The Security Committee, which held one meeting in 2014, enhances the Board's understanding and oversight of the systems policies, controls and procedures that management has put in place to (i) identify, manage and mitigate risks related to cybersecurity and physical security; (ii) respond to incidents with respect thereto; and (iii) protect critical infrastructure assets. The Committee will also assist in the Board’s assessment of the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security. The roles and responsibilities of the Security Committee are described in detail in a written charter adopted by the Board on November 20, 2014.

Evaluation of Director Nominees

The Nominating and Corporate Governance Committee will consider nominees for the Board submitted in writing by a shareholder. A shareholder wishing to nominate one or more individuals to stand for election as a director at an annual or special meeting of the shareholders must provide written notice thereof not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Company more than 90 days prior to the meeting, such notice, to be timely, must be delivered not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice must set forth (i) the name and address of the shareholder making the nomination; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board; (iii) a representation of the shareholder as to the number of shares of stock of the Company that are beneficially owned by the shareholder and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board if so elected. Any such shareholder notice should be submitted in writing to: El Paso Electric Company, Attn: Office of the Secretary, 100 N. Stanton Street, El Paso, Texas 79901.

In making its recommendations regarding nominees to serve on the Board, the Nominating and Corporate Governance Committee reviews an individual’s qualifications, and makes a determination as to the independence of the candidate based on the independence criteria described above. If the nominee is being evaluated for re-nomination to the Board, the Nominating and Corporate Governance Committee will assess the prior performance of such director. The Nominating and Corporate Governance Committee will also periodically review the composition of the Board in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. Our Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees, but its practice has been to seek a combination of skills, experience, geographic and local knowledge, backgrounds and outlook that is in the best interest of the Company and its various constituencies. No director may serve on the boards of more than three other public companies while serving on the Company’s Board.

12                El Paso Electric Company 2015 Proxy Statement

PROPOSAL 2
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG LLP, which served in the same capacity in 2013 and 2014, is expected to be represented at the Annual Meeting. Representatives of KPMG LLP will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions. If the shareholders do not ratify the Board’s proposal, the Board will reconsider its action with respect to the appointment of KPMG LLP. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG LLP during the fiscal year ending December 31, 2015.

Audit Fees

KPMG LLP billed the Company an aggregate of $1,229,000 and $1,162,000 for professional services rendered in connection with the integrated audit of the Company’s financial statements (including the Sarbanes-Oxley Section

404 certification) and review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2014 and December 31, 2013, respectively.

Audit-Related Fees

KPMG LLP billed the Company $273,000 and $232,000 for audit-related services during the fiscal years ended December 31, 2014 and 2013, respectively. These audit-

related services included (i) audits of state and federal regulatory filings; (ii) audits of benefits plans; and (iii) comfort letter associated with the issuance of Senior Notes in 2014.

Tax Fees

KPMG LLP did not render tax services for the years ended December 31, 2014 or 2013.

All Other Fees

The Company paid no other fees to KPMG LLP during the fiscal years ended December 31, 2014 and 2013.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services described above in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services described above under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such pre-approvals to the full Audit Committee at the next Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

El Paso Electric Company 2015 Proxy Statement              13

PROPOSAL 3
ADVISORY VOTE TO APPROVE
THE COMPANY’S EXECUTIVE
COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (“Dodd-Frank Act”), we are once again providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs (as hereinafter defined) as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2010 Annual Meeting, the shareholders indicated a preference for holding “Say-on-Pay” advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in this Proposal 3 reflects the approved annual frequency and the next advisory vote on the frequency of future Say-on-Pay votes will occur no later than the 2016 Annual Meeting.

Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for a more detailed discussion of how our compensation programs further the Company’s objectives.

At this meeting, the shareholders will be asked to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers (“NEOs”) as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in the Company’s Proxy Statement.”

Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting “FOR” the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the CD&A and other related sections of this Proxy Statement, is reasonable and effective in aligning the interests of the executive officers with the interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our CD&A below, our program has the following features:

—	Strong focus on performance-based pay consisting of annual incentives tied to key financial and operating measures and long-term incentives tied to shareholder return;
—	75% of the ongoing long-term incentive program is tied directly to relative shareholder return;
—	Limited perquisites; and
—	No tax gross-ups in our change in control or severance programs.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. The Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS (“NEOs”).

14                El Paso Electric Company 2015 Proxy Statement

COMPENSATION DISCUSSION
AND ANALYSIS (“CD&A”)

Executive Compensation Philosophy and Overview

Our executive compensation program is designed to:

—	Attract and retain qualified executives by providing comprehensive and market-competitive compensation;
—	Encourage a high level of performance by linking a significant amount of executive pay to the financial results and operating performance of the Company; and
—	Motivate our executive team to achieve the Company’s business strategy and ensure focus on long-term shareholder return.

To meet these goals, our executive compensation program currently consists of base salary, an annual performance bonus payable in cash, and stock-based long-term incentive awards, along with retirement and other benefits. The levels of compensation are determined through a combination of market data, company performance and individual responsibility and performance.

2014 Executive Compensation Highlights

Highlights regarding our 2014 executive compensation program include the following:

—	In late 2013, we extended the term of our CEO’s employment agreement until December 15, 2015 to ensure his commitment to continued employment with the Company until such time.
—	In January 2014, we increased our CEO’s base pay by 8% and increased his target annual bonus from 70% to 80% of base pay to bring his target cash compensation closer to the market median.
—	In January 2014, we awarded our CEO a special grant of $400,000 of service-vested restricted stock in lieu of any other equity grant in 2014, with no vesting until the end of his extended employment agreement term on December 15, 2015.
—	We believe that our CEO’s potential severance benefits are below market standard practices, in that the agreement provides for no more than 12 months of base salary, a prorated annual bonus for the year in which termination occurs, and up to 12 months of reimbursement for health benefits coverage, together with accelerated vesting of equity.
—	The Compensation Committee has incorporated double-trigger severance arrangements into the CEO’s employment agreement requiring both termination of employment and a change in control to receive change in control severance benefits, which is consistent with our practice for the other NEOs.
—	In 2014, our earnings per share and our safety and reliability performance fell short of Target and resulted in a below-Target annual cash bonus payout to our NEOs,

consistent with our philosophy of pay for performance and market competitive executive compensation.

—	The three-year performance period for our 2012 performance-based equity awards ended in 2014, and because our relative Total Shareholder Return (“TSR”) failed to meet the threshold payout level versus our comparator group, we did not pay out any performance shares to NEOs, further demonstrating alignment of our compensation program with shareholder interests.
—	We planned a more focused strategy to improve safety performance for 2015 by removing the safety metrics from the Annual Cash Bonus Plan and requiring individual safety goals for the NEOs and for all employees. We also increased the weighting for the system reliability and compliance metrics in the Annual Cash Bonus Plan.
—	Our performance-based equity awards depend on relative TSR performance over a three-year period, and we do not pay dividends on unearned performance awards.
—	The Compensation Committee engaged in regular executive sessions without management present and regularly consulted with its external executive compensation consultant.
—	The Compensation Committee reviewed tally sheets for the CEO, other NEOs and other executive officers together with reviewing and approving the Company’s annual report to shareholders regarding executive compensation.
—	In September 2014, we appointed Ms. Kipp as President of the Company and approved an increase in her base salary from $325,000 to $425,000.

Executive Compensation Process

Our Compensation Committee reviews and approves compensation for all executive officers. The Compensation Committee reviews the performance of our CEO at least annually. Our CEO reviews other executive officers’ performance and reports his evaluations to the Compensation Committee. Our CEO also recommends to and discusses

El Paso Electric Company 2015 Proxy Statement              15

with the Compensation Committee the non-equity compensation elements for the other executive officers, although the Compensation Committee approves the actual compensation awarded.

Since May 2012, the Compensation Committee has engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent outside executive compensation consulting firm. FW Cook’s services to the Compensation Committee during 2014 included:

—	An executive compensation study covering base salary, short-term incentives, long-term incentives, benefits and perquisites for executives of the Company using an approved peer group and published surveys.
—	A report on CEO compensation and recommendations with respect to the CEO’s compensation package.
—	Regular updates on emerging trends and best practices at scheduled Compensation Committee meetings.
—	A review and comment on proxy disclosures, including this CD&A report, summary compensation tables, and shareholder proposals.
—	Ad hoc support on issues directly related to the Compensation Committee’s scope of duties and responsibilities such as attraction and retention issues and incentive plan design.
—	Comprehensive review of our executive compensation plans, programs and policies.

The FW Cook consultant regularly attended meetings of the Compensation Committee and, as requested, attended its executive sessions. In addition, members of the Compensation Committee held discussions with the FW Cook consultant between meetings as the need arose. Pursuant to SEC rules, the Compensation Committee reviewed the independence of FW Cook and concluded there was no conflict of interest.

The Compensation Committee generally makes decisions regarding base salary, annual bonus targets and equity incentive awards at one or more regularly scheduled meetings during the first quarter of each year. The Compensation Committee continues to review compensation matters throughout the year and changes or approves compensation at other times in response to hiring needs, market changes and other occurrences. The Compensation Committee’s decisions about equity awards are not “timed” or otherwise affected by the planned announcement of material information. At least annually, (and at other times when material decisions are being considered) the Compensation Committee reviews a summary of compensation (also called a “tally sheet”) with its outside independent executive compensation consulting firm for each executive officer showing all compensation, equity holdings and accrued retirement benefits. The tally sheets are designed to inform the Compensation Committee of the total compensation potentially payable to the executive officers, particularly in the event of change in control and/or separation from the Company, but were not a material factor in making any particular compensation decision during the year.

In 2014, we again held a shareholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. More than 95% of shareholder votes (excluding abstentions and broker non-votes) were cast in favor of the compensation of our NEOs. Although this was only an advisory vote, we believe the approval by our shareholders shows support for our compensation philosophy and approach, and our Compensation Committee did not make any specific changes in response to this vote. Instead, it retained its general approach to determining our executive compensation as described in this CD&A while focusing on particular needs that arise during the year.

Compensation Benchmarking

In consultation with FW Cook, the Compensation Committee approved a group of companies (referred to in this discussion as the “Compensation Comparator Group”), which includes United States shareholder-owned electric and diversified utilities, and which is used for an annual benchmarking review of our compensation program. These companies are regional electric and diversified utilities with business issues, scale and organization characteristics similar to our own. The Compensation Committee reviews compensation information of the Compensation Comparator Group compiled from publicly available data and data from similarly-sized utilities from the Towers Watson Energy Services Executive Compensation Database.

For pay decisions made in 2014, the companies in the Compensation Comparator Group consisted of the following:

—  ALLETE, Inc.
—  Avista Corporation
—  Black Hills Corporation
—  Cleco Corporation
—  The Empire District
      Electric Company
—  Great Plains Energy, Inc.
—  IDACORP, Inc.
—  ITC Holdings
      Corporation
—  MGE Energy, Inc.

—  NorthWestern
      Corporation
—  Otter Tail Corporation
—  PNM Resources, Inc.
—  Portland General
      Electric Company
—  UIL Holdings
      Corporation
—  Unitil Corporation
—  UNS Energy
      Corporation[1]
—  Westar Energy, Inc.

1 UNS was acquired by Fortis in August 2014.

16                El Paso Electric Company 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Primary Components of Compensation

The primary components of our compensation program for the NEOs (as hereinafter defined) are:

—	Base salary;
—	Short-term incentive compensation, currently awarded through an annual cash performance-based bonus plan; and
—	Long-term incentive equity compensation, currently awarded in restricted shares with a combination of time-based and performance-based vesting.

We do not target any element of compensation to be a particular percentage of total compensation.

Base Salary. Base salary levels for our continuing executive officers are reviewed and set annually or as warranted in connection with hiring, promotions or reassignments. The Compensation Committee generally targets the 50th percentile level of the Compensation Comparator Group, although the Compensation Committee also considers each executive officer’s responsibility level, experience and individual performance. The Compensation Committee approved base salary increases effective January 2014, for the CEO and NEOs from 0% to 8%. For 2014, each of the NEOs’ salaries fell within 15% of the 50th percentile, as determined by FW Cook, with the average being below the 50th percentile of similarly-positioned executives at members of the Compensation Comparator Group. Individual variations from the 50th percentile primarily reflect each executive’s skills, experience and performance in the position. Although individual performance and contributions are considered, no specific individual performance factors had a material impact on salaries for fiscal 2014.

The Compensation Committee also approved a promotional increase for Ms. Kipp in September 2014 when she was promoted to President. The following table reflects changes in annual base salary during 2014 for the CEO and NEOs.

2014 Base Salary Changes for Named
Executive Officers (“NEOs”)

	Annual Base Salary
	2013	2014	Percent Change
Thomas V. Shockley, III Chief Executive Officer	$625,000	$675,000	8.0%
Nathan T. Hirschi Senior Vice President and Chief Financial Officer	$285,000	$300,000	5.3%
Hector R. Puente Executive Vice President	$324,500	$324,500	0.0%
David G. Carpenter Executive Vice President	$370,800	$370,800	0.0%
William A. Stiller Senior Vice President, Human Resources and Customer Care	$275,000	$283,000	2.9%
Mary E. Kipp* President		$425,000	30.8%
Mary E. Kipp Senior Vice President and General Counsel	$310,000	$325,000	4.8%
Rocky R. Miracle Senior Vice President, Corporate Planning & Development and Chief Compliance Officer	$281,000	$295,000	5.0%
*	Reflects base pay increase effective September 22, 2014 upon promotion to President

Annual Cash Bonus Plan. The purpose of our Annual Cash Bonus Plan is to provide market-based compensation opportunities based on achievement of specific business goals and objectives that are established in advance on an annual basis. All employees, including all of our NEOs, are eligible to participate in the Annual Cash Bonus Plan.

Each executive officer is assigned a target award opportunity expressed as a percentage of base salary. The target for each of the NEOs for 2014 was as follows: (i) 80% for Mr. Shockley; (ii) 50% for the President (formerly our Senior Vice President (“SVP”) and General Counsel until September 2014) and for the SVP and Chief Financial Officer (“CFO”); and (iii) 45% for the other NEOs. The target award represents the level of bonus payment the executive officer may earn in the event that plan performance is achieved at target or expected levels of performance. Payments at the target levels are further intended to approximate the 50th percentile of the total annual cash compensation opportunity among the Compensation Comparator Group. In addition, maximum and threshold award levels are established for each metric that adjust payouts for performance levels that exceed or fall below our plan. The CEO could earn 30% of his target bonus opportunity (19% for the President and the SVP & CFO and 21% for the other NEOs) if all metrics were achieved at threshold performance, and could earn no more than 195% of the target bonus opportunity (176% for the President and the SVP & CFO and 174% for the other NEOs) at maximum.

El Paso Electric Company 2015 Proxy Statement              17

For our NEOs, the goals under the Annual Cash Bonus Plan for 2014 were based solely on the following corporate financial and operational performance measures.

—	Financial performance measured by earnings per share; and
—	Operational performance, measured by a combination of customer satisfaction, system reliability, safety, and compliance goals.
—	No individual performance modifier was applied by the Committee in determining payouts to the NEOs under the Annual Cash Bonus Plan.

The safety goals under operational performance include the following: (i) Days Away/Restricted Duty/Job Transfer (“DART”), a measure of accident and injury severity; (ii) vehicle accident frequency rate (“Vehicle”); and (iii) Leading Indicators (“LI”), a measure of each employee’s completion of defined safety activities designed to foster safety awareness and compliance with established safety rules and regulations. For 2014, the target goals for DART and Vehicle were established using the average performance of those metrics for the past five years. The goals established for LI were based on the minimum expected performance at target with upside opportunity at maximum for additional defined achievement.

The customer satisfaction goal under operational performance is to increase customer satisfaction to a level of customer loyalty. Customer loyalty is defined as the point where, given a choice, a customer is less likely to switch to a competitor. The establishment and measurement of the customer satisfaction goal is based on an annual customer survey designed and conducted by a third-party market research organization. Survey responses are provided by a combination of customer classes and are weighted as follows: (i) 50% for residential customers; (ii) 25% for small commercial customers; and (iii) 25% for large commercial customers.

For 2014, we established an additional customer satisfaction goal (“Service Level”) to focus our customer call center employees on fast and efficient service for customers contacting us via the call center. The Service Level is a measure of the percentage of incoming calls answered within the first minute.

The compliance goal under operational performance is designed to ensure employees complete all required compliance-related training and activity during the year. The 2014 performance level is based on the individual employee’s satisfactory completion of this training during the year.

The earnings per share bonus goal for 2014 was established based on a range between a threshold of $2.20 and a maximum of $2.45. Executive officers would receive no bonus if the threshold earnings per share goal was not achieved. Because the plan provides that bonus payments are made only if the Company’s reported earnings per share exceed the threshold amount, and earnings per share reflect the bonus payments, any amounts otherwise earned based on achievement of various targets would need to be reduced pro rata in the event the full payments would cause the Company’s earnings per share to be lower than the threshold amount.

The table below “2014 Annual Cash Bonus Plan” shows the individual metrics, their respective weighting and the performance goals at target, threshold and maximum levels of performance. Except for the compliance metric described above, results between the threshold and target, or between the target and maximum, are interpolated to calculate the achievement of the metric. The compliance metric pays out only at target performance, assuming the individual employee achieves that level of results. The table also shows the actual performance result for each metric and the resulting final payout percentage of target opportunity earned by the NEOs. As noted above, the CEO has a wider and higher range of payout under this plan to better focus his short term compensation on performance.

2014 Annual Cash Bonus Plan

Metric	Weighting (%)	Performance Goals			Performance Result
		Threshold	Target	Maximum	Actual Result	Final Payout (as % of Target Bonus)
						CEO	Other NEOs (averaged)
EPS	50	$2.20	$2.30	$2.45	$2.27	39.7	38.2
Customer Satisfaction
3rd Party Customer Survey	10	75	78	81	81	20	17.9
Call Center Performance (%)	10	70%	80%	90%	86%	16	14.7
Reliability (SAIDI) (min)	15	45.6 min	41.9 min	39.9 min	46.6 min	0	0
Safety
DART (measure of injuries)	3.75	1.5	1.2	0.9	1.73	0	0
Vehicle accident	3.75	3.6	2.6	1.6	1.55	7.5	6.7
Leading Indicator activities	2.5	4 points	6 points	8 points	Maximum	5	3.7
Compliance	5	N/A	Fully Compliant	N/A	Target	5	5
Total	100					93.2	86.2

Bonuses are paid in late February or early March after the Compensation Committee reviews the audited financial results and operational performance for the previous year. As reported in the Annual Report on Form 10-K for the year ended December 31, 2014, and as shown in the above table, the Company had net income of $2.27 per basic share, which includes an accrual for the cost of the bonus pool. The Company also met (or failed to meet) its customer

18                El Paso Electric Company 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

satisfaction goals, its reliability goal, its three safety goals and its compliance goal, in each instance at the level reflected in the above table. As a result, each NEO received a bonus, as set forth in the table below and also in the Summary Compensation Table later in this proxy statement. The total bonus paid to Company employees for 2014 was approximately $7.4 million, of which approximately

$1.9 million was paid to the NEOs and other executive officers.

The following table shows the payout amount of the 2014 Annual Cash Bonus Plan compared with the payout opportunity at target payout for each of the NEOs:

2014 Annual Cash Bonus Plan Payouts
to Named Executive Officers (“NEOs”)

	Target Incentive Opportunity ($)	Annual Cash Bonus Paid
		($)	(% of Target)
Thomas V. Shockley, III	535,385	498,912	93.2
Nathan T. Hirschi	149,135	129,822	87.1
Hector R. Puente	145,828	120,227	82.4
David G. Carpenter	166,636	144,788	86.9
William A. Stiller	126,935	110,292	86.9
Mary E. Kipp	172,212	149,910	87.1
Rocky R. Miracle	132,023	114,713	86.9

Other Cash Awards. In 2014, the Compensation Committee approved no other cash bonus award for any NEO, except the annual strategy execution bonus provided under Mr. Shockley’s employment agreement as described below.

Long-Term Equity Incentives. Generally, we grant stock awards annually to our NEOs with a three-year performance cycle and payout. These awards are designed to focus executive officers on the relative performance of our stock and, secondarily, as a retention tool. Since 2004, the Compensation Committee has granted annual long-term equity incentives consisting of two elements:

—	Performance shares, which are earned based on our relative total shareholder return over a three-year performance period; and
—	Time-vested restricted stock, which vests in one installment at the end of the same three-year period.

All of our NEOs (other than our CEO and Messrs. Carpenter and Puente) received these awards in March 2014, in the amounts set forth below in the “Grants of Plan-Based Awards” table. The CEO did not receive an equity award in March 2014 when the other NEOs received their annual long-term incentive grant because his employment term will end in December 2015 and the March 2014 grants were based on a three-year performance cycle ending in 2016. However, in light of Mr. Shockley agreeing to extend his term until December 2015 and in recognition of his service and performance, he received a special restricted stock grant in January 2014, which vests at the end of his December 2015 term. Messrs. Carpenter and Puente did not receive long-term equity awards in 2014 consistent with the terms of an Employment Transition Agreement each had entered into with the Company in 2013 and because their employment was expected to end in January 2015. In consideration of Mr. Stiller staying beyond his original contract period, he was awarded a restricted stock grant of $100,000 grant value which will vest at the end of 2015.

For our NEOs (excluding the CEO and Messrs. Carpenter and Puente), the mix for each annual equity award was again based on a weighting of 75% for performance shares and 25% for time-based restricted stock. We have chosen to place more weight on the performance shares to emphasize long-term performance and shareholder returns, consistent with the Company’s compensation philosophy. We believe that the time-based restricted stock awards are also effective retention and incentive tools because their actual value is tied to the value of the Company’s stock no earlier than the vesting date and the vesting schedules require that participants be employed at the end of the three-year vesting period. The initial target values (i.e., the initial value of the time-based restricted stock plus performance shares at target), when combined with annual cash compensation, are intended to approximate the 50th percentile of the total direct compensation value among the Compensation Comparator Group. Dividends on Company stock are paid quarterly on time-vested restricted stock but are not paid on unearned performance shares, until such time as they are earned and converted to shares.

The actual number of performance shares earned at the end of each three-year cycle depends on the Company’s total shareholder return percentile ranking within a specific group of companies approved by the Compensation Committee (called the “Performance Comparator Group”). The Performance Comparator Group for the 2014 equity awards was modified from previous year so that it consisted of the same companies used in the Compensation Comparator Group discussed earlier in this CD&A. This change to our Performance Comparator Group was reviewed with our independent executive compensation consultant.

The actual number of performance shares earned at the end of the three-year cycle can range from 0% to 200% of target, depending on our ranking within the 17-member Performance Comparator Group (including the Company) for total shareholder return. As with the time-based restricted stock, participants are required to be employed at the end of the three-year cycle to be eligible for any award. Total Shareholder

El Paso Electric Company 2015 Proxy Statement              19

Return is defined as the change in stock value, plus dividends paid, over the three-year performance period. To eliminate volatility from measuring stock price on a particular date, the beginning and ending stock price used to calculate total shareholder return is the average closing price for the month of December. The performance share payout scale is as follows:

—	If we rank at 90th percentile or above, 200% of target
—	If we rank between the 75th and 90th percentile, 175% of target
—	If we rank above the 50th percentile but below the 75th percentile, we interpolate between 150% and 100% of target
—	If we rank at the 50th percentile, 100% of target
—	If we rank below the 50th percentile but at or above the 30th percentile, we interpolate between 100% and 30% of target
—	If we rank below the 30th percentile, 0% of target

For the 2012 to 2014 performance cycle, which ended on December 31, 2014, our total shareholder return ranked below the 30th percentile within the Performance Comparator Group established at the time that long-term incentive was granted in 2012. Therefore, the performance shares awarded for that performance cycle were not earned and were forfeited.

Type of Equity Awards. We have chosen to make recent long-term awards to executive officers in the form of “full-value” stock awards because they have significant retention value due to their value being directly linked to the stock price in the future. In addition, this type of award limits the negative retention impact of short-term volatility in our stock price compared to stock options. The Compensation Committee regularly reviews our equity incentive program and reserves the right to grant different types of equity awards in the future. We began paying dividends on our Common Stock in 2011, but do not pay dividends on unearned performance share awards.

CEO Compensation. Mr. Shockley has served as CEO since January 2012, first as interim CEO and then as CEO effective June 1, 2012, at which time the Compensation Committee approved an employment agreement for him. In determining Mr. Shockley’s compensation both at the time of his hiring and since that time, the Compensation Committee and the independent members of the Board considered several key factors that are unique to his role; in particular:

—	His appointment as CEO was important to the Company due to his deep experience in the electric utility industry and the continuity it offered given his time on the Board and then as interim CEO.
—	The period of time contemplated for Mr. Shockley’s employment included several highly important and unique challenges to the Company in terms of the need for significant capital expenditures, numerous regulatory matters and the likelihood of necessary rate relief to support the expansion of the asset base, stabilizing the executive team and ensuring that a strong senior management succession plan is in place.
—	Understanding that Mr. Shockley would not be expected to serve for a long term given that he had previously retired from a lengthy career in the industry, the focus for his compensation package included components that were meant to serve as specific incentives for a shorter term while encouraging his focus on very specific business achievements. For example, in addition to being eligible for the Company’s Annual Cash Bonus Plan discussed above, in which all other employees participate, the Compensation Committee believed it would be important to reward the CEO for additional contributions outside of those particular metrics, such as strategic accomplishments that did not lend themselves to formulaic results but would be key to achieving the Company’s longer term objectives, including stabilizing the senior management team and putting the management succession plan in place. To achieve this objective, the Compensation Committee has the authority to award him a separate bonus each year based on its determination of his individual performance toward achieving those specific strategic objectives (detail below).
—	Similarly, the Compensation Committee has approved restricted stock awards for Mr. Shockley that vest during the actual expected term of his service rather than over a longer period. The Compensation Committee believed these grants were appropriate because they encourage his commitment to our stock price performance and align his compensation with the interests of our shareholders, while acknowledging the limited-term nature of his employment.

The original term of Mr. Shockley’s employment agreement was through December 31, 2014. During 2013, the parties agreed to extend the term of his agreement (and his expected commitment to remain in his role) through December 15, 2015. In 2014, as a result of its review of Mr. Shockley’s compensation package, the Compensation Committee consulting with its independent executive compensation consultant, FW Cook, determined to make certain changes to his compensation. His compensation arrangements for 2014 included the following compensation elements:

—	His base salary for 2014 was $675,000, determined to be 3% below the median of the compensation comparator group. This was increased from $625,000 due to Mr. Shockley’s contributions in 2013 and for competitiveness reasons.
—	His annual performance bonus opportunity for 2014 was increased to 80% of annualized base compensation with a maximum annual bonus opportunity of 200% of his target opportunity, subject to meeting performance goals under the Company’s Annual Cash Bonus Plan. This increase in target bonus opportunity brought Mr. Shockley to the median of the compensation comparator group for this component of compensation. The 2014 plan and payouts are described above under “Annual Cash Bonus Plan.”
—	He remained eligible for an annual strategic cash bonus up to $350,000 for each year of the term of his agreement, based on the Compensation Committee’s subjective evaluation of the Company’s progress towards its long-term strategic goals and his contributions to this

20                El Paso Electric Company 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

progress. For 2014, based on its review of Mr. Shockley’s 2014 performance, the Compensation Committee approved payment of a $250,000 strategic bonus based on its assessment of his performance and progress toward strategic goals during this period in particular by continuing to advance the Company’s priorities with the community, advancing the leadership development and succession planning process and improving the corporate culture at the Company.

—	As contemplated under his original employment agreement, Mr. Shockley did not receive a share grant under the Company’s three-year long-term incentive plan in 2014 as did the other continuing executive officers, although he received a grant under the three-year long-term incentive plan in 2012.
—	In January 2014, in recognition of both his commitment to remain with the Company through December 15, 2015 and his accomplishments and contributions during his tenure as CEO, he received a grant of 10,979 shares of Company restricted stock (valued at approximately $400,000 at grant) that will vest on December 15, 2015 if he remains with the Company on that date. The Committee determined it would be inappropriate to attach additional performance metrics to this grant due to the limited term of Mr. Shockley’s employment with the Company and the Compensation Committee’s intent to have him continue to focus on the Company’s longer term strategic plan. The CEO was already participating in the Annual Cash Bonus Plan with all other NEOs and the additional strategic bonus opportunity, and the Compensation Committee did not want to introduce additional short-term metrics. Instead, the Compensation Committee believed this grant would directly reinforce the CEO’s focus on longer-term shareholder value/growth.
—	Under the terms of the 2012-2014 performance cycle, as discussed earlier, the Company’s total shareholder return ranked below the 30th percentile of its Performance Comparator Group and Mr. Shockley received no payout from the 2012 performance share grant.
—	Mr. Shockley continued participation in all benefit plans available to senior executives of the Company including but not limited to the Company’s retirement and welfare benefit plans, monthly car allowance, life insurance coverage and annual paid time-off.

Mr. Shockley’s agreement also provides for payments and benefits in the event of his termination by the Company without cause (or by Mr. Shockley under defined circumstances), including in connection with a change of control of the Company, as further described below. Because of the limited term of the agreement, the Compensation Committee decided not to provide Mr. Shockley a Change in Control Agreement as is provided to other senior executives. Instead, in the event he is terminated without cause or terminates his employment for good reason (such as if he is removed as CEO or has his duties materially reduced), including in connection with a change in control of the Company, Mr. Shockley will receive severance benefits of up to 12 months base salary, a prorated bonus for the year in which termination occurs and reimbursement of COBRA benefits for 12 months, or a cash payment in lieu thereof, and accelerated vesting of certain outstanding unvested equity awards as described below under “Change of Control Agreements and Other Termination Benefits.”

The Compensation Committee reviewed with FW Cook the costs and benefits compared to those provided by the members of our Compensation Comparator Group to their respective CEOs in determining that the arrangement was reasonable and appropriate for the circumstances. FW Cook reported to the Compensation Committee that the annualized value of Mr. Shockley’s proposed target total direct compensation for 2014 was within 2% of the market median of the Compensation Comparator Group comparability data, including up to the maximum annual strategic bonus of $350,000 and the $400,000 restricted stock grant awarded in 2014.

Other Executive Benefits

Retirement Benefits. We provide our employees, including our executive officers, with a tax-qualified defined benefit pension plan, which provides employees the opportunity to earn service toward income replacement at retirement. However, the Internal Revenue Code (the “Code”) imposes a limit on the amount of compensation that can be taken into account for purposes of determining these retirement benefits and the qualified plan does not achieve a market-competitive structure for executive officers whose total compensation can include a significant amount of variable short-term incentive compensation. We established a non-qualified excess benefit plan to provide supplemental retirement benefits to executive officers calculated on basic compensation, together with regular wages and bonuses paid pursuant to the Company’s Annual Cash Bonus Plan, applied to the qualified retirement plan formula without regard to the Code’s limitations on qualified plan benefits.

Perquisites and Other Benefits. The Company generally provides to our NEOs the same benefits as it does to other executive officers and employees. For example, our NEOs participate in the same medical, dental, vision, life insurance, accidental death & dismemberment, and short-term and long-term disability plans, as do other employees, and their Company matching contributions to the 401(k) plan are on the same basis as other employees.

The Company provides limited perquisites to executive officers such as a car allowance, and, for senior officers, an allowance for financial, tax and estate planning.

Change of Control/Termination Agreements. The Compensation Committee has approved a change of control severance agreement for each of our NEOs (except Mr. Shockley, whose arrangement is further described above and below) and all other executive officers. As further described in this Proxy Statement, these agreements provide

El Paso Electric Company 2015 Proxy Statement              21

executive officers with benefits in the event of involuntary termination (other than for cause or disability) or adverse job changes in connection with or after a change in control. The Compensation Committee periodically reviews the costs of these agreements and market practice. The Compensation Committee believes these agreements offer important protection in the event of a change of control, while also ensuring that in the event of an actual proposed change of control, key executive officers will be willing to remain through the closing because of this protection. This is especially important in the utility industry when the need for regulatory approvals can result in significant delays in consummating transactions following the execution of definitive agreements.

Stock Ownership Guidelines

We believe that stock ownership by executive officers can directly correlate to improved performance and enhancement of shareholder value. Therefore, the Compensation

Committee has established recommended stock ownership guidelines for executive officers. The guidelines are as follows:

Position	Guideline
CEO	Three times base salary
Other Executive Officers	Two times base salary

Our executive officers are expected to meet these guidelines within five years after becoming executive officers. As of the end of 2014, all of our NEOs met or are progressing towards meeting the guidelines within their initial five-year terms.

Impact of Accounting and Tax Treatment of Compensation

Historically, the accounting and tax treatment of compensation has not been a driving factor in determining the design or amounts of pay at the Company. For example, the Company granted “full value” awards prior to its adoption of FASB ASC Topic 718 and continues to do so, although the Compensation Committee does review the expected accounting treatment of its equity grants.

Section 162(m) of the Code generally limits the tax deductibility to public companies for compensation in excess of $1 million per person per year, unless the compensation is “performance-based” within the meaning of the tax regulations. The Compensation Committee considers it important to retain flexibility to design compensation programs, even where compensation payable under our programs may not be fully deductible, if the programs effectively recognize a full range of criteria important to the Company’s success. The Company retains the ability to grant equity awards such as restricted stock that are not eligible for the Section 162(m) performance-based compensation exception. Our Amended and Restated 2007 Long-Term Incentive Plan allows the Compensation Committee to approve awards that qualify as “performance-based” compensation for purposes of Section 162(m) to the extent the Compensation Committee deems appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Charles A. Yamarone, Chairman
James W. Harris
Woodley L. Hunt
Eric B. Siegel

22                El Paso Electric Company 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

SUMMARY COMPENSATION TABLE

The Summary Compensation Table sets forth the compensation for each individual who served as principal executive officer or principal financial officer during fiscal year 2014, and each of the Company’s other three most highly compensated executive officers for fiscal year 2014.

Also included are Mr. Carpenter and Mr. Puente who served as Executive Vice Presidents during fiscal year 2014 and retired from the Company in January 2015. The persons named in the Summary Compensation Table are referred to collectively as the “Named Executive Officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Bonus ($)(f)	Stock Awards ($)(g)	Non-Equity Incentive Plan Compensation ($)(h)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(i)		All Other Compensation ($)(j)	Total ($)
Thomas V. Shockley, III Chief Executive Officer	2014	$669,231	$250,000	$399,965	$498,912	$111,839		$55,929	$1,985,876
	2013	622,115	350,000	499,967	223,522	176,594		35,619	1,907,817
	2012	530,769	150,000	632,265	342,388			34,434	1,689,856
Nathan T. Hirschi Senior Vice President- Chief Financial Officer(a)	2014	298,269		206,835	129,822	69,807		27,479	732,212
	2013	242,993		132,403	39,228	19,055		22,999	456,678
Hector R. Puente Former Executive Vice President(b)	2014	324,062		43,385	120,227	332,624		671,529	1,491,827
	2013	311,495		224,085	59,255	118,510		16,153	729,498
	2012	283,572		203,261	167,059	259,124		15,278	928,924
David G. Carpenter Former Executive Vice President(c)	2014	370,302		71,026	144,788	188,849		388,758	1,163,723
	2013	358,852		366,695	68,264	74,380		19,830	888,021
	2012	348,350		336,427	205,222	114,421		19,495	1,023,915
William A. Stiller Senior Vice President- Human Resources and Customer Care(d)	2014	282,077		244,738	110,292	71,321(i	)	135,429	843,857
Mary E. Kipp President(e)	2014	344,423		206,835	149,910	143,416		20,190	864,774
	2013	307,928		219,017	58,576	40,309		15,556	641,386
	2012	290,651		185,734	171,230	61,342		22,760	731,717
Rocky R. Miracle Senior Vice President- Corporate Planning & Development and Chief Compliance Officer	2014	293,385		165,447	114,713	121,897		26,753	722,195
	2013	280,192		188,433	53,300	64,261		27,606	613,792
	2012	272,687		185,734	160,647	61,281		26,168	706,517
(a)	Mr. Hirschi was not an NEO for fiscal year 2012 and therefore compensation for 2012 is not reported.
(b)	In January 2015, Mr. Puente retired from the Company as an Executive Vice President (“EVP”). In November 2013, Mr. Puente entered into an employment transition agreement, which upon his retirement provided for vesting of 1,083 shares of common stock. All other previous awards of performance shares and restricted stock shares were forfeited as of the date of his retirement. The Employment Transition Agreement also awarded him an additional 24 months of salary. This compensation is reflected in the "All Other Compensation" column although payments did not commence until 2015.
(c)	In January 2015, Mr. Carpenter retired from the Company as an Executive Vice President (“EVP”). In November 2013, Mr. Carpenter entered into an employment transition agreement, which upon his retirement provided for vesting of 1,773 shares of common stock. All other previous awards of performance shares and restricted stock shares were forfeited as of the date of his retirement. The Employment Transition Agreement also awarded him an additional 12 months of salary. This compensation is reflected in the "All Other Compensation" column although payments did not commence until 2015.
(d)	Mr. Stiller was not a NEO for fiscal years 2013 and 2012, and therefore compensation for 2013 and 2012 is not reported.
(e)	Ms. Kipp was appointed as President on September 16, 2014, prior to which she served as SVP and General Counsel.
(f)	Mr. Shockley's bonus amounts reflect the annual bonus under his employment agreement that may be paid based on strategic or other performance measures, as described in the Compensation Discussion and Analysis ("CD&A").
(g)	This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for the restricted stock and performance shares granted in the applicable year. Restricted stock awards are valued at the closing market price on the date of grant. Performance shares are valued at grant date fair value, which is based upon a Monte Carlo simulation, which is a methodology for determining average payout using multiple simulations. Amounts disclosed have not been reduced by estimated service-based forfeitures. For additional information on the valuation assumptions with respect to restricted stock and performance shares, see Note G – Common Stock of Notes to the Financial Statements in the Company’s 2014 Annual Report on Form 10-K.
(h)	This column represents performance-based bonuses earned under the Annual Cash Bonus plan for performance during 2014, 2013, and 2012.
(i)	This column represents the change in pension value between the accumulated pension benefit for each NEO as of December 31 of the applicable year as compared to December 31 of the prior year. As of December 31, 2014, Mr. Stiller has not met the service period required to vest in the Pension and Excess Benefit Plans.
(j)	See the following table regarding each component of amounts for 2014 included in the “All Other Compensation” column in the Summary Compensation Table above.

El Paso Electric Company 2015 Proxy Statement              23

ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	Accrued PTO Sellback ($)(a)		Group Term Life Insurance ($)	Company Contributions To Retirement and 401(k) Plans ($)	Personal Use of Company Car/Parking ($)	Financial Planning/ Legal Fees and Other ($)	Dividends Paid on Unvested Awards ($)(b)	Separation Benefit ($)(c)		Executive Relocation ($)		Total ($)
Thomas V. Shockley, III	2014	$		$4,686	$15,600	$3,000	$10,404	$22,239	$		$		$55,929
Nathan T. Hirschi	2014		11,538	685	7,800	3,000	1,457	2,999					27,479
Hector R. Puente	2014			1,415	15,600	3,000	60	2,454		649,000			671,529
David G. Carpenter	2014			1,652	7,800	3,000	1,456	4,050		370,800			388,758
William A. Stiller	2014			1,838	15,476	6,000	1,737	8,408				101,970	135,429
Mary E. Kipp	2014			533	7,800	3,000	5,010	3,847					20,190
Rocky R. Miracle	2014		10,212	1,928	7,800	3,000	450	3,363					26,753
(a)	This column represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy.
(b)	We paid dividends on unvested time-based restricted stock; however we do not pay dividends on unearned performance share awards.
(c)	In accordance with Mr. Carpenter and Mr. Puente’s November 2013 Employment Transition Agreements.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning equity and cash awards to the NEOs during the fiscal year ended December 31, 2014:

Name	Grant and Approval Date	Estimated Future Payouts Under Non-Equity Plan Awards(d)			Estimated Future Payouts Under Equity Incentive Plan Awards(e)			All Other Stock Awards: Number of Shares of Stock or Units (#)(f)	Grant Date Fair Value of Stock and Option Awards ($)(g)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas V. Shockley, III(a)	01/31/14	$158,942	$535,385	$1,044,000				10,979	$399,965
Nathan T. Hirschi	03/12/14	28,336	149,135	262,477	1,643	5,476	10,952	1,825	206,835
Hector R. Puente(b)	01/01/15	30,786	145,828	253,578				1,083	43,385
David G. Carpenter(c)	01/01/15	35,179	166,636	289,761				1,773	71,026
William A. Stiller	02/18/14							2,761	99,976
	03/12/14	26,797	126,935	220,725	1,150	3,833	7,666	1,277	144,762
Mary E. Kipp	03/12/14	32,720	172,212	303,092	1,643	5,476	10,952	1,825	206,835
Rocky R. Miracle	03/12/14	27,872	132,023	229,573	1,314	4,380	8,760	1,460	165,447
(a)	On January 31, 2014, the Company awarded Mr. Shockley 10,979 shares of restricted stock which will vest on December 15, 2015.
(b)	In January 2015, Mr. Puente retired from the Company as EVP. Upon his retirement, he forfeited his stock awards except that 1,083 shares of common stock vested immediately.
(c)	In January 2015, Mr. Carpenter retired from the Company as EVP. Upon his retirement, he forfeited his stock awards except that 1,773 shares of common stock which vested immediately.
(d)	Each executive officer has a target incentive opportunity, payable in cash, if the Company achieves specific annual goals that are established in advance by the Compensation Committee and the Board. In 2014, the performance goals were related to safety, customer satisfaction, call center performance, reliability, compliance, and earnings per share, as further described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Annual Cash Bonus Plan.” If a threshold level of earnings per share is not attained, no bonuses will be paid for any of the measures. Actual amounts paid for 2014 are in the Summary Compensation Table above.
(e)	Amounts shown represent the performance shares available under the incentive plan, which provides market-based, long-term incentive award opportunities to the NEOs and executive officers. Performance shares are based on the total shareholder return compared to the Performance Comparator Group over the three-year period ending December 31, 2016. Payout values for the performance shares are calculated by determining the Company’s percentile ranking within the Performance Comparator Group at the end of the three-year cycle and can range from 0% to 200% of target as described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Long-Term Equity Incentives.”
(f)	Restricted shares vest on December 31, 2016 for the NEOs except for Mr. Shockley and 2,761 shares awarded to Mr. Stiller. The Company paid quarterly dividends of $0.265 per share on its Common Stock on March 31, 2014, and $0.28 per share on its Common Stock each quarter thereafter. Unvested restricted shares qualify as participating securities and individuals awarded these shares received their respective cash dividends.
(g)	This column reflects the grant date fair value of restricted stock awards and performance shares under FASB ASC Topic 718. With respect to stock awards, the value was calculated as the number of restricted shares multiplied by the closing price on grant date. With respect to performance shares, the value was determined using a Monte Carlo simulation which is a methodology using the average payout of one million simulation paths discounted to the grant date using a risk-free interest rate. The Monte Carlo value for 2014 performance share awards granted on March 12, 2014 was $26.36 per share.

24                El Paso Electric Company 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding stock awards held by the NEOs at December 31, 2014 except for the performance shares that vested in January 2015. The performance goals for these shares were not met and no shares were paid out. There were no option awards held by the NEOs at December 31, 2014.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas V. Shockley, III(1)	25,350	$1,015,521		$
Nathan T. Hirschi(2)(5)	960	38,458	864	34,612
Nathan T. Hirschi(4)(6)	1,825	73,110	1,643	65,819
Hector R. Puente(7)	1,083	43,385
David G. Carpenter(7)	1,773	71,026
William A. Stiller(3)(6)	6,154	246,529	1,150	46,069
William A. Stiller(2)	2,761	110,606
William A. Stiller(4)	1,277	51,157
Mary E. Kipp(2)(5)	1,588	63,615	1,429	57,246
Mary E. Kipp(4)(6)	1,825	73,110	1,643	65,819
Rocky R. Miracle(2)(5)	1,366	54,722	1,230	49,274
Rocky R. Miracle(4)(6)	1,460	58,488	1,314	52,639
(1)	Unvested restricted stock vests on December 15, 2015.
(2)	Unvested restricted stock vests on December 31, 2015.
(3)	Unvested restricted stock vests on January 21, 2015.
(4)	Unvested restricted stock vests on December 31, 2016.
(5)	Unearned performance stock vests in January 2016 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.
(6)	Unearned performance stock vests in January 2017 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.
(7)	All of Mr. Carpenter and Mr. Puente’s outstanding restricted stock and performance shares were forfeited upon their retirement in January 2015 except that Mr. Carpenter vested in 1,773 shares of common stock without restrictions upon his retirement and Mr. Puente vested in 1,083 shares of common stock without restrictions upon his retirement.

El Paso Electric Company 2015 Proxy Statement              25

OPTION EXERCISES AND STOCK VESTED

The following table provides additional information regarding the acquisition of shares on vesting of stock awards and the value realized during 2014. There were no options exercised during 2014 by the NEOs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas V. Shockley, III	5,000	$190,550
Nathan T. Hirschi	850	34,051
Hector R. Puente	1,083	43,385
David G. Carpenter	1,773	71,026
William A. Stiller	-	-
Mary E. Kipp	1,250	50,075
Rocky R. Miracle	1,250	50,075

PENSION PLAN

The Company established the Retirement Income Plan for Employees of El Paso Electric Company (the “Pension Plan”) as of July 1, 1945. Over the years, the Pension Plan has been amended and/or restated many times. Although the Pension Plan has traditionally provided final average pay benefits, it was amended in 2014 to provide cash balance benefits for all employees hired on or after January 1, 2014 and for all employees hired before 2014 who chose to have their future service benefits provided as cash balance benefits effective April 1, 2014. Employees in the latter group have both a frozen final average pay benefit and accrue an ongoing cash balance benefit.

The purpose of the Pension Plan is to reward eligible employees for long service by providing them with retirement benefits. The Pension Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries. To the extent they meet the eligibility requirements, each of the NEOs participates in the Pension Plan.

The Pension Plan is qualified under the Internal Revenue Code as a defined benefit plan, which is a plan that provides definitely determinable benefits. These benefits are generally payable over a participant’s lifetime and, if elected, over the lifetime of a surviving spouse or beneficiary. Participants earning cash balance benefits also have an option to take their entire pension benefit as a lump sum.

Final Average Pay Benefits. For employees who chose to continue earning final average pay benefits, retirement benefits are calculated using the formula:

1.25%	X	average monthly earnings	X	years of service

Average monthly earnings under the Pension Plan is the employee’s annualized rate of basic compensation (excluding bonus, overtime pay, expense allowances, profit sharing and any other compensation) for the five-year period ending on a particular date, divided by 60 months. The maximum benefit payable under the Pension Plan only considers compensation up to the IRS limit, which was $260,000 in 2014. A year of service is provided for any year during which the employee works at least 1,000 hours. Final average pay participants are eligible to participate in the Pension Plan on the first day of the month coinciding with or immediately following completion of one year of service during which the employee completes 1,000 hours of service. An employee is vested after completing five years of service.

Benefits from the Pension Plan are generally payable at age 65. However, a participant may retire and begin to receive a monthly benefit from the Pension Plan upon attaining age 55 and five years of vesting service. Benefits paid before age 65 are reduced in accordance with the following table:

Age At Benefit Commencement	Percent of Accrued Benefit
65	100.00%
64	93.33
63	86.67
62	80.00
61	73.33
60	66.67
59	63.33
58	60.00
57	56.67
56	53.33
55	50.00

26                El Paso Electric Company 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

In addition, unreduced pension benefits are provided to participants who retire after age 62 with 20 years of service or after a participant’s age and service exceed 85.

Cash Balance Benefits. Cash balance benefits are expressed as a lump sum cash balance account. Cash balance accounts grow each year with pay credits and interest credits. Pay credits are provided as of the last day of each year based on the following schedule and the participant’s age and years of service as of the end of the plan year.

Pay Credit Chart
Cash Balance Member’s Age Plus Years of Vesting Service	Percentage of Cash Balance Member’s Base Pay for the Plan Year
Less than 30	3%
30 – 39	4%
40 – 49	5%
50 – 59	6%
60 – 69	7%
70 – 79	8%
80+	9%

A cash balance member who terminates employment prior to the last day of the year will receive a pay credit as of the last day of the month coinciding with or immediately following the termination date, based on the sum of the participant’s attained age plus years of service as of the termination date. The pay credit is based on the participant’s base pay actually paid during the year, excluding bonuses, overtime pay, expense allowances, profit sharing and any other extra compensation.

Interest credits are provided on the last day of each month based on the participant’s cash balance account balance as of the end of the prior month. Interest credits will continue until benefit commencement and are based on the yield on the thirty-year Treasury Bond for the August of the preceding plan year, but at least 3.8% per annum.

Cash balance participants are eligible to participate in the Pension Plan immediately upon employment or re-employment. Participants with cash balance benefits vest after 3 years of service for all of their pension benefits (including the frozen final average pay portion of the pension benefit, if applicable). Benefits are payable at any time following termination of service. The full cash balance account is available as a lump sum without reduction.

Form of Payment.  Final average pay benefits are calculated as a straight life annuity that provides a monthly benefit for the participant’s lifetime. Optional forms of benefit are also available including:

—	A joint & survivor annuity providing a reduced monthly benefit for the life of the participant followed by a specified percentage to a named beneficiary for the beneficiary’s lifetime following the death of the participant.
—	A reduced annuity providing a monthly benefit for the life of the participant, with a guarantee that 120 monthly payments will be paid in the event of the early death of the participant.

Cash balance benefits are calculated as a lump sum and may be paid as a lump sum. Forms of payment available to final average pay participants are also available to cash balance participants.

For a valuation method and all material assumptions, please see the Retirement Plan’s section under Note M-Employee Benefits of the Company’s 2014 Annual Report on Form 10-K.

EXCESS BENEFIT PLAN

The El Paso Electric Company Excess Benefit Plan (“Excess Benefit Plan”) was established by the Company effective January 1, 2004 as a non-qualified deferred compensation plan that provides supplemental retirement benefits to certain employees of the Company. The purpose of the Excess Benefit Plan is to provide participants with benefits that would otherwise be payable from the qualified plan except for IRS limitations and to provide retirement plan benefits under the qualified plan formula based on short-term incentive compensation. The Excess Benefit Plan was amended in 2014 consistent with the amendment to the qualified retirement plan to provide excess cash balance benefits with respect to qualified plan cash balance benefits and to continue to provide excess final average pay benefits with respect to qualified plan final average pay benefits.

All employees holding the office of Vice President or an office above Vice President are eligible to participate as of the employee’s date of hire as a Vice President or above or the employee’s date of promotion to Vice President or above. In addition, the Company may select any other employee of the Company who is in a select group of management or highly compensated employees to participate in the Excess Benefit Plan.

For Excess Benefit Plan participants prior to April 1, 2014, all Excess Benefit Plan benefits, whether final average pay or cash balance, will be paid in the form of an annuity beginning at the later of separation from service or attainment of early retirement age. Excess Benefit Plan participants hired after April 1, 2014 will only have excess benefits based on the cash balance plan and will have their Excess Benefit Plan benefits paid as a lump sum paid on the first day of the second month following separation from service.

El Paso Electric Company 2015 Proxy Statement              27

Benefits payable from the Excess Benefit Plan are subject to the same vesting schedule, age/service requirements and annuity payment options (for pre April 1, 2014 participants) as under the qualified pension plan.

The amount of the total excess benefit for each participant will be the sum of their final average pay excess benefit and their cash balance excess benefit, if applicable. Participants hired after April 1, 2014 will only have cash balance excess benefits. Participants hired before 2014 who chose to continue earning final average pay benefits will only have final average pay excess benefits.

A participant’s final average pay excess benefit is calculated as the monthly pension benefit to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of average monthly compensation and without regard to IRS limitations, minus the monthly amount of the Pension Plan benefit actually payable to the employee under the Pension Plan.

A participant’s cash balance excess benefit is calculated as the cash balance account to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of pay for determining pay credits and without regard to IRS limitations, minus the actual cash balance account under the Pension Plan.

The Excess Benefit Plan is subject to the rules of the Internal Revenue Code, Section 409A, which requires that for certain specified employees of a publicly-traded corporation, benefits payable following separation from service cannot be paid until six months following separation from service except following the death of the participant. Any payment that would have been distributed to the participant during the six month period following separation from service, will be accumulated and paid to the participant in a single lump sum as soon as administratively practicable following the end of the six month period. For pre-April 1, 2014 participants, who are not specified employees (under the rules of the Internal Revenue Code Section 409A), who separate from employment and have attained age 55, benefits are payable on the 1st of the month following separation from service or if under age 55 at the time of separation of employment, as of the 1st of the month following attainment of age 55. For post-April 1, 2014 participants, benefits are payable as of the 1st of the month following separation of employment.

The Excess Benefit Plan is entirely unfunded. Employees who participate in the Excess Benefit Plan have only the rights of general unsecured creditors of the Company with respect to any rights under the Excess Benefit Plan.

PENSION BENEFITS TABLE

The following table describes pension benefits to the NEOs under the Company’s Pension Plan and its Excess Benefit Plan as of December 31, 2014.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Thomas V. Shockley, III	Pension Plan	3	$91,827
	Excess Benefit Plan	3	196,606
Nathan T. Hirschi	Pension Plan	5	117,632
	Excess Benefit Plan	5	40,114
Hector R. Puente(3)	Pension Plan	35	1,631,319
	Excess Benefit Plan	35	1,008,481
David G. Carpenter(3)	Pension Plan	9	314,448
	Excess Benefit Plan	9	336,956
William A. Stiller(2)	Pension Plan	2	64,049
	Excess Benefit Plan	2	7,272
Mary E. Kipp	Pension Plan	7	195,098
	Excess Benefit Plan	7	131,360
Rocky R. Miracle	Pension Plan	6	229,721
	Excess Benefit Plan	6	136,762
(1)	As of December 31, 2014, the Present Value of Accrued Benefits for each NEO is the sum of the present value of the final average pay portion of their accrued benefit, plus the cash balance account value for the Retirement Income Plan and Excess Benefit Plan. The present value of the final average pay portion of the accrued benefit is computed using an interest rate of 4.00% for the Retirement Income Plan and 4.10% for the Excess Benefit Plan, no pre-retirement mortality, and post-retirement mortality based on the RP-2014 Total Data Set Mortality Tables that are Fully Generational projection using Scale MP-2014.
(2)	As of December 31, 2014, Mr. Stiller has not met the three year requirement to vest in the Pension and Excess Benefit Plans. Mr. Stiller is a participant under the Cash Balance option which has a three year vesting requirement.
(3)	As of February 1, 2015, Mr. Carpenter and Mr. Puente have separated from the Company under the terms of their Employment Transition Agreements that became effective November 20, 2013.

28                El Paso Electric Company 2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

Change of Control Agreements and Other
Termination Benefits

The Company has entered into Change of Control Agreements with each NEO other than Mr. Shockley. In the event the covered NEO is terminated without cause or resigns for good reason (including a material reduction in duties and responsibilities, a reduction in pay or a relocation of more than 50 miles) during the two-year period following a change of control, he or she will receive the following benefits under the Change of Control Agreements:

—	A pro rata payment of the executive officer’s target bonus for the year of termination;
—	A lump sum payment equal to the executive officer’s annual base salary plus target bonus for the year of termination, multiplied by three (for each NEO);
—	If the NEO is a final average pay participant under the Pension Plan; the actuarial equivalent of vested benefits under the Company’s retirement plan calculated with additional years of service equal to three years (for each NEO);
—	If the NEO is a cash balance participant under the Pension Plan; the percentage, as determined under the Pay Credit Chart multiplied by three times the executive officer’s annual base pay.
—	Continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility (but not time of commencement of benefits) for retiree benefits under any of these plans; and
—	Outplacement services for one year.

The Change of Control Agreements do not provide any tax gross-up payment in the event the payments become subject to the federal “change in control” excise tax and instead provide that either (i) the executive officer will be responsible for paying the excise tax or (ii) payments under the agreements will be reduced to an amount that would result in no such excise tax, whichever would result in the executive officer retaining the higher after-tax amount.

A “change in control” is defined in the Change of Control Agreements and generally includes the acquisition by any person of 30% or more of the Common Stock or voting power of the Company, or the consummation of a reorganization, merger or consolidation or other disposition of all or substantially all of the assets of the Company which results in at least a 40% change in ownership.

Under our shareholder-approved equity incentive plan, upon a change in control, unvested restricted stock awards become fully vested, while unearned performance share awards become vested on a prorated basis to the extent performance is achieved through a shortened performance period ending before the change in control.

Under Mr. Shockley’s employment agreement dated June 1, 2012, and as amended on May 2, 2013 and November 20, 2013 which has a term until December 15, 2015, if he is terminated without cause or resigns due to a material reduction in responsibilities or position, or if a change in control occurs and he is terminated, he will receive a cash payment equal to his annual base salary (or, if less, salary through the remaining term of the employment agreement if termination of employment occurs prior to a change in control), a prorated annual cash bonus, up to 12 months of health benefits, and accelerated vesting of his restricted shares.

El Paso Electric Company 2015 Proxy Statement              29

The following table quantifies potential payments or benefits to our NEOs under our equity incentive plans upon a change in control or under the Change of Control Agreements upon a termination without cause or resignation for good reason following a change in control as described above, in any case based on assumptions as if the change in control or termination had occurred on December 31, 2014. These amounts do not include benefits under our Pension Plan and Excess Benefit Plan that would be paid in connection with any retirement event, as described under the “Pension Benefits Table” above.

Name	Benefit	Change in Control Without Termination	Qualifying Termination Following a Change in Control	Qualifying Termination Before Change in Control
Thomas V. Shockley, III	Severance		$$1,215,000	$675,000
	Settlement of Unvested Equity Award(1)	1,015,521	n/a	1,015,521
	Lump Sum Equivalent for Pension Service		288,433	288,433
	Pro-Rated Bonus			498,912
	Welfare Benefit Continuation		15,341	15,341
Nathan T. Hirschi	Severance		1,350,000
	Settlement of Unvested Equity Award(1)	261,272	n/a
	Lump Sum Equivalent for Pension Service		249,607	157,746
	Welfare Benefit Continuation		41,813
	Outplacement		25,000
Hector R. Puente	Severance		1,411,575	649,000	(2)
	Settlement of Unvested Equity Award(1)	195,933	n/a	43,385	(2)
	Lump Sum Equivalent for Pension Service		2,962,323	2,639,800	(2)
	Pro-Rated Bonus			120,227	(2)
	Welfare Benefit Continuation		30,682
	Outplacement		25,000
David G. Carpenter	Severance		1,612,980	370,800	(2)
	Settlement of Unvested Equity Award(1)	320,601	n/a	71,026	(2)
	Lump Sum Equivalent for Pension Service		771,252	651,404	(2)
	Pro-Rated Bonus			144,788	(2)
	Welfare Benefit Continuation		28,376
	Outplacement		25,000
William A. Stiller	Severance		1,231,050
	Settlement of Unvested Equity Award(1)	458,968	n/a
	Lump Sum Equivalent for Pension Service
	Pro-Rated Bonus
	Welfare Benefit Continuation		28,376
	Outplacement		25,000
Mary E. Kipp	Severance		1,912,500
	Settlement of Unvested Equity Award(1)	336,985	n/a
	Lump Sum Equivalent for Pension Service		420,064	326,458
	Welfare Benefit Continuation		38,707
	Outplacement		25,000
Rocky R. Miracle	Severance		1,283,250
	Settlement of Unvested Equity Award(1)	281,101	n/a
	Lump Sum Equivalent for Pension Service		493,699	366,483
	Welfare Benefit Continuation		28,092
	Outplacement		25,000
(1)	Represents the value of all unvested restricted stock and a prorated portion of performance shares at target level as of December 31, 2014. There were no unvested options at December 31, 2014 for the NEOs. Acceleration of performance awards would be on a prorated basis and subject to the Compensation Committee determining that performance has been met through a shortened performance period ending before the closing of the change of control.
(2)	Represents the value of separation benefits under the Employment Transition Agreements entered into in connection with planned terminations to ensure that Mr. Carpenter and Mr. Puente remained committed in their roles or for a shorter transition as determined to be necessary.

30                El Paso Electric Company 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

Compensation Committee Interlocks and
Insider Participation

During 2014, none of the Company’s executive officers served as a member of another entity’s compensation committee or committee performing equivalent functions, and therefore no member of the Board or their immediate family members is or has been, within the last three years, employed as an executive officer of another company where one of the Company’s executive officers served as a director or a member of that company’s compensation committee.

In 2012, the Board formally adopted a policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. This superseded a general grant of authority to review and approve such transactions that had been a part of the Nominating and Corporate Governance Committee Charter for several years. The policy applies to any transaction in which (i) the Company is a participant, (ii) any related person has a direct or indirect material interest and (iii) the amount involved exceeds $120,000, but generally excludes any transaction that would not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related party transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. A copy of the policy is available at www.epelectric.com under the “Investor Relations/Corporate Governance” section.

Each year, the Company submits and requires the directors and executive officers to complete director and officer questionnaires identifying transactions with the Company in which the director or executive officer or their family members have an interest. In addition, the Company has implemented an enhanced system so that proposed transactions of this nature are identified and reviewed in advance. The Company reviews these transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. The Company’s Code of Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to immediately notify our Senior Vice President, Corporate Development & Planning and Chief Compliance Officer.

Directors, executive officers and employees of the Company are expected to act and make decisions that are in the best interests of the Company. Directors, executive officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services for the Company in an objective and fair manner. In addition, the Company prohibits personal loans to, or guaranteeing the personal obligations of, any director or executive officer.

A copy of the Company’s Code of Ethics is available at www.epelectric.com.

El Paso Electric Company 2015 Proxy Statement              31

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth, as of March 30, 2015 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class III Directors of the Company; (iii) the Named Executive Officers (“NEOs”); and (iv) all directors and executive officers of the Company as a group (21 persons).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership***		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,075,969	(1)	10.11	%*
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	4,001,143	(2)	9.94	%*
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,788,500	(3)	9.39	%*
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,897,259	(4)	7.17	%*
Allen, Catherine A.	24,255	(5)		**
Brown, John Robert	38,500	(6)		**
Cicconi, James W.	56,779	(7)		**
Escudero, Edward	10,624	(8)		**
Harris, James W.	49,132	(9)		**
Holland-Branch, Patricia Z.	22,217	(10)		**
Hunt, Woodley, L.	12,857	(11)		**
Parks, Michael K.	55,334	(12)		**
Siegel, Eric B.	53,071	(13)		**
Wertheimer, Stephen N.	40,923	(14)		**
Yamarone, Charles A.	8,500	(15)		**
Shockley, Thomas V., III	53,379	(16)		**
Kipp, Mary E.	14,355	(17)		**
Hirschi, Nathan T.	12,389	(18)		**
Buraczyk, Steven T.	18,545	(19)		**
Miracle, Rocky R.	22,598	(20)		**
Stiller, William A.	9,931	(21)		**
Boomer, John R.	4,467	(22)		**
Gibson, Russell G.	3,595	(23)		**
Carpenter, David G.	23,782	(24)		**
Puente, Hector R.	18,572	(25)		**
Other Officers	98,656	(26)		**
All Directors and executive officers as a group (21 persons)	652,461	(27)	1.62%
*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.
**	Less than 1%.
***	For purposes of this disclosure, restricted stock is assumed to have voting power but no investment power.

32                El Paso Electric Company 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following footnotes relate to the Securities Exchange Act of 1934 and the Investment Advisers Act of 1940, which will be referred to as (“SEC Act”) and
(“Advisers Act”), respectively.

(1)	Information regarding ownership of Common Stock by BlackRock, Inc. ("BlackRock"), is included in reliance on information set forth in an Amendment No. 6 in Schedule 13G/A filed with the SEC on January 9, 2015, reflecting ownership as of December 31, 2014. BlackRock is a Delaware parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) in Section 240 of the SEC Act. According to the filing, BlackRock beneficially owns 4,075,969 shares (10.11%) of Common Stock with sole voting power over 3,977,162 shares and sole dispositive power over 4,075,969 of the shares of Common Stock.
(2)	Information regarding ownership of Common Stock by GGCP, Inc. ("GGCP"), GGCP Holdings LLC, (“GGCP Holdings”), GAMCO Investors, Inc. ("GBL"), Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GAMCO"), Teton Advisors, Inc. ("Teton Advisors"), Gabelli Securities, Inc. ("GSI"), Gabelli & Company, Inc. ("Gabelli & Company"), MJG Associates, Inc. ("MJG Associates"), Gabelli Foundation, Inc. ("Foundation"), MJG-IV Limited Partnership ("MJG-IV"), and Mario J. Gabelli (collectively the "Gabelli Reporting Parties") is included herein in reliance on information set forth in Amendment No. 5 in Schedule 13D filed with the SEC, reflecting ownership as of November 14, 2011. Updated ownership information is included herein in reliance on updated 13F filings dated February 5, 2015 which reflect Gabelli’s ownership as of December 31, 2014. GGCP is a manager and a member of GGCP Holdings which is the controlling shareholder of GBL. GBL is the parent company for a variety of companies engaged in the securities business, including GAMCO, Gabelli Funds, and GSI. GSI is an investment manager and the parent company of Gabelli & Company which is classified as a registered broker-dealer under the SEC Act. GAMCO, Gabelli Funds, and Teton Advisors are each investment advisors, and each of these entities is registered under the Advisers Act. GBL, GAMCO, and Gabelli & Company are New York corporations. GGCP is a Wyoming corporation and GGCP Holdings is a Delaware limited liability corporation. GSI and Teton Advisors are Delaware corporations and Gabelli Funds is a New York limited liability company. MJG Associates is a Connecticut corporation, and the Foundation is a Nevada corporation. Mario J. Gabelli is the controlling stockholder and Chief Executive Officer and director of GGCP. Mario J. Gabelli is also the Chairman and Chief Executive Officer of GBL. Mario J.Gabelli is also a member of GGCP Holdings. Mario J. Gabelli is also deemed to be the controlling shareholder of Teton Advisors through his control of GGCP and MJG-IV. The Gabelli Reporting Parties do not admit that they constitute a group.

According to the Schedule 13D filing, Gabelli Funds beneficially owns 1,919,280 shares of Common stock (4.77%) and has sole voting and dispositive power over the shares, while GAMCO beneficially owns 2,069,863 shares (5.14%) and maintains sole dispositive power over 2,069,863 shares, but only has the power to vote 1,942,863 shares of Common Stock. MJG-IV beneficially owns 4,000 shares (0.01%) and has sole voting and dispositive power over the shares, and Mario J. Gabelli beneficially owns 8,000 shares (0.02%) and has sole voting and dispositive power over the shares. According to the filing, the aggregate amount beneficially owned by the Gabelli Reporting Parties is 4,001,143 shares (9.94%) as of November 14, 2011. According to updated 13F filings dated February 5, 2015, the Gabelli Reporting Parties owned 3,875,763 shares (9.60%) of Common Stock as of December 31, 2014.

Mario Gabelli is deemed to have beneficial ownership of the Common Stock owned by each of the Reporting Parties. GSI is deemed to have beneficial ownership of the Common Stock owned by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the Common Stock owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.

(3)	Information regarding ownership of Common Stock by T. Rowe Price Associates, Inc. ("Price Associates") is included herein in reliance on information set forth in Amendment No. 12 in Schedule 13G/A filed on February 17, 2015, with the SEC, reflecting ownership as of December 31, 2014. Price Associates is an Investment Adviser in accordance with Rule 13d-1(b)(1)(ii)(D) & (E) as defined in Section 240 of the SEC Act. According to the filing, Price Associates beneficially owns 3,788,500 shares (9.39%) of Common Stock as of December 31, 2014. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and or sole power to vote the securities. For purposes of the reporting requirements of the SEC Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates maintains sole dispositive power over 3,788,500 shares of Common Stock, but only has sole voting power over 766,540 shares of Common Stock.
(4)	Information regarding ownership of Common Stock by the Vanguard Group, Inc (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, LTD. (“VIA”) is included herein in reliance on information set forth in Amendment No. 4 in Schedule 13G/A filed with the SEC on February 9, 2015 reflecting ownership as of December 31, 2014. Vanguard is a Pennsylvania parent company of VFTC and VIA is classified as an Investment Advisor in accordance with Rule 13d-1(b)(1)(ii)(E) as defined in Section 240 of the SEC Act. According to the filing, Vanguard beneficially owns 2,897,259 shares (7.17%) of the Common Stock with sole dispositive power over 2,842,159 shares, shared dispositive power over 55,100 shares and sole voting power over 61,000 shares of Common Stock. VFTC, a wholly-owned subsidiary of

El Paso Electric Company 2015 Proxy Statement              33

Vanguard is the beneficial owner of 55,100 shares (0.13%) of Common Stock. VIA, a wholly-owned subsidiary of Vanguard is the beneficial owner of 5,900 shares (0.01%) of Common Stock.

(5)	Includes (i) 20,755 shares of Common Stock over which Ms. Allen has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.
(6)	Includes (i) 35,000 shares of Common Stock over which Mr. Brown has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(7)	Includes (i) 53,279 shares of Common Stock over which Mr. Cicconi has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(8)	Includes (i) 7,124 shares of Common Stock over which Mr. Escudero has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(9)	Includes (i) 45,632 shares of Common Stock over which Mr. Harris has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(10)	Includes (i) 18,717 shares of Common Stock over which Ms. Holland-Branch has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.
(11)	Includes (i) 9,357 shares of Common Stock over which Mr. Hunt has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(12)	Includes 55,334 shares of Common Stock over which Mr. Parks has sole voting and investment power.
(13)	Includes (i) 40,596 shares of Common Stock over which Mr. Siegel has sole voting and investment power; (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power; and (iii) 8,975 shares of Common Stock held by spouse over which he has no voting or investment power.
(14)	Includes (i) 37,423 shares of Common Stock over which Mr. Wertheimer has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.
(15)	Includes (i) 5,000 shares of Common Stock over which Mr. Yamarone has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has sole voting power but no investment power.
(16)	Includes (i) 28,029 shares of Common Stock over which Mr. Shockley has sole voting and investment power; and (ii) 25,350 shares of restricted Common Stock over which he has sole voting power but no investment power.
(17)	Includes (i) 7,458 shares of Common Stock over which Ms. Kipp has sole voting and investment power; and (ii) 6,897 shares of restricted Common Stock over which she has sole voting power but no investment power.
(18)	Includes (i) 6,991 shares of Common Stock over which Mr. Hirschi has sole voting and investment power; and (ii) 5,398 shares of restricted Common Stock over which he has voting power but no investment power.
(19)	Includes (i) 14,346 shares of Common Stock over which Mr. Buraczyk has sole voting and investment power; and (ii) 4,199 shares of restricted Common Stock over which he has voting power but no investment power.
(20)	Includes (i) 18,030 shares of Common Stock over which Mr. Miracle has sole voting and investment power; and (ii) 4,568 shares of restricted Common Stock over which he has voting power but no investment power.
(21)	Includes (i) 4,369 shares of Common Stock over which Mr. Stiller has sole voting and investment power; and (ii) 5,562 shares of restricted Common Stock over which he has voting power but no investment power.
(22)	Includes 4,467 shares of restricted Common Stock over which Mr. Boomer has voting power but no investment power.
(23)	Includes 3,595 shares of restricted Common Stock over which Mr. Gibson has voting power but no investment power.
(24)	Includes 23,782 shares of Common Stock over which Mr. Carpenter has sole voting and investment power.
(25)	Includes 18,572 shares of Common Stock over which Mr. Puente has sole voting and investment power.
(26)	Includes (i) 78,882 shares over which the other executive officers have sole voting and investment power; and (ii) 19,774 shares of restricted Common Stock over which they have voting power but no investment power.
(27)	Includes (i) 528,676 shares of Common Stock over which the directors and executive officers have sole voting and investment power; (ii) 114,810 shares of restricted Common Stock over which they have voting power but no investment power; and (iii) 8,975 shares of Common Stock held by a spouse which has no voting or investment power.

34                El Paso Electric Company 2015 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in reviewing the Company’s financial reporting process. In fulfilling its responsibilities in 2014, the Audit Committee, among other things, (i) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s CFO and independent auditors prior to public release; (ii) reviewed and discussed the audited financial information contained in the Annual Report with the Company’s management, including the CFO, and independent auditors prior to public release; (iii) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees”; (iv) discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (v) discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (vi) reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

In addition, the Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in the Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also reviewed the results of the internal audit examinations.

The Audit Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2014. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. The Audit Committee also recommended the reappointment of KPMG LLP as the Company’s registered independent public accounting firm for the fiscal year ended December 31, 2015, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE

Edward Escudero, Chairman
John Robert Brown
James W. Cicconi
Eric B. Siegel
Stephen N. Wertheimer
Charles A. Yamarone

El Paso Electric Company 2015 Proxy Statement              35

SECTION 16(A) BENEFICIAL
OWNERSHIP REPORTING
COMPLIANCE

Section 16(a) of the SEC Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

The Company believes that, during and for the fiscal year ended December 31, 2014, its directors, executive officers and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS
AND NOMINATIONS

Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2016 Annual Meeting, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 19, 2015. The Company will consider only those proposals which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in advance in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws. For more details see “Evaluation of Director Nominees” above.

OTHER BUSINESS

The Board knows of no business, other than as stated in the Notice of Annual Meeting of Shareholders, which will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company.

ANNUAL REPORT

The Company’s 2014 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

36                El Paso Electric Company 2015 Proxy Statement

SARBANES-OXLEY
SECTION 302 CERTIFICATION

On February 27, 2015, the Company filed with the SEC, as an exhibit to its Annual Report on Form 10-K, the Sarbanes-

Oxley Act Section 302 certification regarding the quality of the Company’s public disclosure.

DELIVERY OF PROXY STATEMENT

Pursuant to the rules adopted by the SEC, the Company has elected to provide access to the proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

EL PASO ELECTRIC COMPANY
By Order of the Board of Directors

Jessica Goldman
Corporate Secretary

Dated: April 17, 2015

El Paso Electric Company 2015 Proxy Statement              37

FSC
The Electric Company
El Paso Electric
EL PASO ELECTRIC COMPANY
INVESTOR RELATIONS

The Electric Company
El Paso Electric

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by El Paso Electric Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 JAMES W. HARRIS 02 WOODLEY L. HUNT 03 STEPHEN N. WERTHEIMER 04 CHARLES A. YAMARONE

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐

NOTE: The shares represented by proxy when properly executed will be voted in the manner directed therein by the Shareholder(s) delivering such proxy. If no direction is made, proxies will be voted as recommended by the Board of Directors as indicated above. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in the proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000239313_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K is/are available at www.proxyvote.com .

EL PASO ELECTRIC COMPANY

Annual Meeting of Shareholders

May 28, 2015

The undersigned hereby nominate(s), constitute(s) and appoint(s) Thomas V. Shockley, III, Mary E. Kipp, Nathan T. Hirschi and John R. Boomer, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of El Paso Electric Company (the "Company") to be held at the Stanton Tower Building, 100 N. Stanton Street, El Paso, Texas 79901, on Thursday, May 28, 2015 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

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(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000239313_2 R1.0.0.51160